--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    LOAN AGREEMENT

                               DATED AS OF MAY 28, 1996



                                       BETWEEN

                                 UNITED HOMES, INC.,
                               AN ILLINOIS CORPORATION,
                                 UNITED HOMES, INC.,
                               AN ARIZONA CORPORATION,
                           UNITED HOMES OF ILLINOIS, INC.,
                               AN ILLINOIS CORPORATION
                                         AND
                           UNITED HOMES OF MICHIGAN, INC.,
                                A MICHIGAN CORPORATION

                              COLLECTIVELY,  "BORROWER"



                                         AND



                           RESIDENTIAL FUNDING CORPORATION,
                                A DELAWARE CORPORATION

                                       "LENDER"


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

ARTICLE I          DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . 2
    Section 1.1.   Certain Defined Terms . . . . . . . . . . . . . . . . . . 2
    Section 1.2.   Other Definitional Provisions.. . . . . . . . . . . . . .16

ARTICLE II         THE LOAN. . . . . . . . . . . . . . . . . . . . . . . . .17
    Section 2.1.   Agreement to Lend and Borrow; Evidence of Indebtedness
                   and Maturity. . . . . . . . . . . . . . . . . . . . . . .17
    Section 2.2.   Disbursements of the Loan.. . . . . . . . . . . . . . . .17
    Section 2.3.   Use of Disbursements. . . . . . . . . . . . . . . . . . .19
    Section 2.4.   Commitment Fee. . . . . . . . . . . . . . . . . . . . . .19
    Section 2.5.   No Reduction in Commitment Fee. . . . . . . . . . . . . .19
    Section 2.6.   Repayment of Principal. . . . . . . . . . . . . . . . . .19
    Section 2.7.   Interest. . . . . . . . . . . . . . . . . . . . . . . . .20
    Section 2.8.   Prepayment of the Loan. . . . . . . . . . . . . . . . . .21
    Section 2.9.   Security. . . . . . . . . . . . . . . . . . . . . . . . .21
    Section 2.10.  Payments. . . . . . . . . . . . . . . . . . . . . . . . .21
    Section 2.11.  Extension . . . . . . . . . . . . . . . . . . . . . . . .21
    Section 2.12.  Applications of Payments; Late Charges. . . . . . . . . .21
    Section 2.13.  Interest Rate Limitation. . . . . . . . . . . . . . . . .22
    Section 2.14.  Revolving Nature of Loan. . . . . . . . . . . . . . . . .23

ARTICLE III        APPROVAL OF PROJECTS AND DISBURSEMENTS
                   FOR PROJECTS. . . . . . . . . . . . . . . . . . . . . . .24
    Section 3.1.   Project Approval and Project Commitments. . . . . . . . .24
    Section 3.2.   Processes Relating to Disbursements . . . . . . . . . . .24
    Section 3.3.   Application of Disbursements. . . . . . . . . . . . . . .24
    Section 3.4.   Lender May Make Disbursement Notwithstanding
                   Noncompliance . . . . . . . . . . . . . . . . . . . . . .25

ARTICLE IV         REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . .26
    Section 4.1.   Consideration . . . . . . . . . . . . . . . . . . . . . .26
    Section 4.2.   Organization. . . . . . . . . . . . . . . . . . . . . . .26
    Section 4.3.   Authorization . . . . . . . . . . . . . . . . . . . . . .26
    Section 4.4.   Governmental Consents . . . . . . . . . . . . . . . . . .26
    Section 4.5.   Validity. . . . . . . . . . . . . . . . . . . . . . . . .26
    Section 4.6.   Financial Position. . . . . . . . . . . . . . . . . . . .26
    Section 4.7.   Governmental Regulations. . . . . . . . . . . . . . . . .27
    Section 4.8.   Employee Benefit Plans. . . . . . . . . . . . . . . . . .27
    Section 4.9.   Securities Activities . . . . . . . . . . . . . . . . . .27
    Section 4.10.  No Material Adverse Change. . . . . . . . . . . . . . . .27
    Section 4.11.  Payment of Taxes. . . . . . . . . . . . . . . . . . . . .27
    Section 4.12.  Litigation. . . . . . . . . . . . . . . . . . . . . . . .27

    Section 4.13.  Environmental Matters . . . . . . . . . . . . . . . . . .27
    Section 4.14.  No Burdensome Restrictions. . . . . . . . . . . . . . . .28
    Section 4.15.  Full Disclosure . . . . . . . . . . . . . . . . . . . . .28

ARTICLE V          COVENANTS OF BORROWER . . . . . . . . . . . . . . . . . .29
    Section 5.1.   Consideration . . . . . . . . . . . . . . . . . . . . . .29
    Section 5.2.   Affirmative Covenants . . . . . . . . . . . . . . . . . .29
    Section 5.3.   Negative Covenants. . . . . . . . . . . . . . . . . . . .32
    Section 5.4.   Financial Covenants . . . . . . . . . . . . . . . . . . .33
    Section 5.5.   Insurance . . . . . . . . . . . . . . . . . . . . . . . .33

ARTICLE VI         EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . .35
    Section 6.1.   Events of Default . . . . . . . . . . . . . . . . . . . .35
    Section 6.2.   Remedies. . . . . . . . . . . . . . . . . . . . . . . . .37
    Section 6.3.   Authorization to Apply Assets to Payment of Loan. . . . .37

ARTICLE VII        MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .38
    Section 7.1.   Successors and Assigns; No Assignment by Borrower . . . .38
    Section 7.2.   Notices . . . . . . . . . . . . . . . . . . . . . . . . .38
    Section 7.3.   Changes, Waivers, Discharge and Modifications in
                   Writing . . . . . . . . . . . . . . . . . . . . . . . . .39
    Section 7.4.   No Waiver; Remedies Cumulative. . . . . . . . . . . . . .39
    Section 7.5.   Costs, Expenses and Taxes . . . . . . . . . . . . . . . .40
    Section 7.6.   Disclaimer by Lender; No Joint Venture. . . . . . . . . .40
    Section 7.7.   Indemnification . . . . . . . . . . . . . . . . . . . . .41
    Section 7.8.   Consultants . . . . . . . . . . . . . . . . . . . . . . .42
    Section 7.9.   Governing Law . . . . . . . . . . . . . . . . . . . . . .42
    Section 7.10.  Titles and Headings . . . . . . . . . . . . . . . . . . .42
    Section 7.11.  Counterparts. . . . . . . . . . . . . . . . . . . . . . .42
    Section 7.12.  Participations. . . . . . . . . . . . . . . . . . . . . .42
    Section 7.13.  Confidentiality . . . . . . . . . . . . . . . . . . . . .42
    Section 7.14.  Time is of the Essence. . . . . . . . . . . . . . . . . .43
    Section 7.15.  No Third Parties Benefitted . . . . . . . . . . . . . . .43
    Section 7.16.  Severability. . . . . . . . . . . . . . . . . . . . . . .43
    Section 7.17.  Jurisdiction. . . . . . . . . . . . . . . . . . . . . . .43
    Section 7.18.  Waiver of Jury Trial. . . . . . . . . . . . . . . . . . .43
    Section 7.19.  Interpretation. . . . . . . . . . . . . . . . . . . . . .44
    Section 7.20.  Entire Agreement. . . . . . . . . . . . . . . . . . . . .44
    Section 7.21.  Joint and Several Liability . . . . . . . . . . . . . . .44
    Section 7.22.  Releases of Model Homes . . . . . . . . . . . . . . . . .44
    Section 7.23.  Lender's Approvals. . . . . . . . . . . . . . . . . . . .44

EXHIBIT A TO  LOAN AGREEMENT
    CONDITIONS TO OBLIGATION OF LENDER TO MAKE LOAN. . . . . . . . . . . . A-1

EXHIBIT B TO LOAN AGREEMENT
    PROJECT REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . . . B-1

EXHIBIT C TO LOAN AGREEMENT
    PROJECT UNDERWRITING DOCUMENTS . . . . . . . . . . . . . . . . . . . . C-1

EXHIBIT D TO LOAN AGREEMENT
    FORM OF PROJECT COMMITMENT . . . . . . . . . . . . . . . . . . . . . . D-1

EXHIBIT E TO LOAN AGREEMENT
    FORM OF EXTENSION REQUEST. . . . . . . . . . . . . . . . . . . . . . . E-1

EXHIBIT F TO LOAN AGREEMENT
    FORM OF MODEL HOME DRAW REQUEST CERTIFICATION. . . . . . . . . . . . . E-1

                                    LOAN AGREEMENT


    THIS LOAN AGREEMENT (this "Loan Agreement") is made as of May 28, 1996, by and between UNITED HOMES, INC., an Illinois corporation ("United Homes"), UNITED HOMES, INC., an Arizona corporation ("United Arizona"), UNITED HOMES OF ILLINOIS, INC., an Illinois corporation ("United Illinois") and UNITED HOMES OF MICHIGAN, INC., a Michigan corporation ("United Michigan") (United Homes, United Arizona, United Illinois and United Michigan are collectively referred to herein as the "Borrower") and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender").


                                   R E C I T A L S:

    A. Borrower has applied to Lender for a revolving loan in connection with various acquisition, development and construction projects which Borrower anticipates undertaking, and the refinancing of certain model homes, which loan is to be secured by a lien on the real property related to such projects and owned by United Homes, United Arizona, United Illinois and/or United Michigan, including the real property which is to be acquired and/or improved by the Borrower with the proceeds of the loan.

    B. Lender is willing to make the requested loan upon and subject to the terms and conditions set forth in this Loan Agreement.


                                  A G R E E M E N T:

    NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

    Section 1.1. CERTAIN DEFINED TERMS. As used herein (including any Exhibits attached hereto), the following terms shall have the meanings set forth below (unless expressly stated to the contrary):

    "ACQUISITION AND DEVELOPMENT AMOUNT" shall mean, with respect to a Project, the portion of the Project Amount which is available to be disbursed for Qualified Project Expenditures which relate to the acquisition of the Land and the Development Work.

    "ADDITIONAL LOAN FEE" shall mean, with respect to a High Advance Rate Project, the additional fee the Borrower will be required to pay to Lender as a condition precedent to the Lender's release of its lien on any Lot or Unit located in the Project, which amount shall equal two percent (2%) of the gross base selling price of such Lot or Unit.

    "ADJUSTED NET WORTH" shall mean the Net Worth of United Homes plus any minority interests included on the balance sheet of United Homes.

    "ADVANCE RATE" shall mean, with respect to disbursements of the Loan for a Project, the following:

         (a) with respect to High Advance Rate Projects (i) ninety percent (90%) of the Qualified Project Expenditures which relate to the acquisition of Land and (ii) one hundred percent (100%) of the Qualified Project Expenditures of a Project which relate to Development Work or Construction Improvements; and

         (b) with respect to Conventionally Financed Projects, (i) sixty five percent (65%) of the Qualified Project Expenditures which relate to the acquisition of Land and (ii) one hundred percent (100%) of the Qualified Project Expenditures of a Project which relate to Development Work or Construction Improvements.

    "AFFILIATE" shall mean a Person that, directly or indirectly, controls, is controlled by, or is under common control with, a referenced Person.

    "APPRAISAL REPORT" shall mean, with respect to a Project or a Model Home, a real estate appraisal report which (i) has been prepared by an Appraiser, (ii) at the time it is submitted to the Lender is not more than three (3) months old, or was updated by letter not more than three (3) months prior to the date of submission to the Lender, (iii) states that it is prepared in accordance with the applicable standards of the American Institute of Real Estate Appraisers for such reports, (iv) provides an appraisal of the Value of the Project, portion thereof or Model Home required to be appraised thereunder, and (v) employs a customary methodology and provides limiting conditions satisfactory to the Lender.

    "APPRAISER" shall mean, with respect to a Project or a Model Home, a Person who is qualified to appraise property similar in size and scope to the Project or Model Home, which such Person is acceptable to the Lender in its sole and absolute discretion.

    "APPROVAL PERIOD" shall mean the period of time during which new Projects may be approved for funding and Model Homes may be refinanced from proceeds of the Loan, which period shall commence on the date of this Loan Agreement and shall end on the date twelve (12) months after the date of this Loan Agreement, as such period may be extended pursuant to the terms of Section 2.11.

    "ASSIGNMENT" shall mean, with respect to a Project, that certain assignment of construction agreements and development items to be executed by the Borrower in favor of Lender, as the same may be amended or otherwise modified from time to time.

    "AVAILABLE AMOUNT" shall mean the amount of the Loan which is available with respect to any project which is proposed to be included as a Project or with respect to any Model Home to be refinanced, which amount shall equal the following:

         (a) with respect to Projects, the sum of (i) the Loan Amount less the total of all Project Amounts and less the total of all Model Home Amounts, plus (ii) the total principal repayments of all Acquisition and Development Amounts; and

         (b) with respect to Model Homes, the Model Home Sub-Limit less the total of all Model Home Amounts.

provided, however, that the total of the aggregate Project Amounts plus the aggregate Model Home Amounts shall not exceed the Loan Amount.

    "BORROWER" shall mean, collectively, United Homes, United Arizona, United Illinois and United Michigan.

    "BUDGET" shall mean, with respect to a Project, the itemized budget for such Project submitted to and approved by the Lender and included as a schedule to the Project Commitment issued with respect to the Project which budget shall set forth the Acquisition and Development Amount, the Construction Amount and the total Project Costs, as such budget may be amended in accordance with the provisions of the Loan Agreement Supplement.

    "BUSINESS DAY" shall mean a day other than Saturday, Sunday or a day on which national banks are legally closed for business in the States of Arizona, Illinois, Michigan or Minnesota.

    "CHANGE" shall mean, with respect to a Project, any material extra work not contemplated by the Plans and Specifications, the installation of materially additional or different materials from that set forth in the Plans and Specifications, or any other material change in the Plans and Specifications.

    "COMMITMENT FEE" shall mean an annual amount, payable in advance on the dates set forth in SECTION 2.4(a), equal to one half of one percent (0.5%) of the Loan Amount.

    "CONSTRUCTION AGREEMENTS" shall mean, with respect to a Project, all agreements (including, without limitation, construction contracts) entered into between the Borrower and any contractor, architect, engineer, supplier or other Person with respect to the development or construction of the Project, as such agreements may be amended or otherwise modified from time to time in accordance with the Loan Agreement Supplement.

    "CONSTRUCTION AMOUNT" shall mean, with respect to a Project, the portion of the Project Amount which is available to be disbursed for Qualified Project Expenditures which relate to the Construction Improvements.

    "CONSTRUCTION IMPROVEMENTS" shall mean, with respect to a Project, the Homes which are to be constructed on or with respect to the Land by or on behalf of the Borrower in accordance with the Plans and Specifications, but Construction Improvements shall not include the Development Work.

    "CONSTRUCTION PROGRESS SCHEDULE" shall mean, with respect to a Project, the schedule for the Development Work and the Construction Improvements prepared by the Borrower, as such schedule may be adjusted in accordance with the provisions of the Loan Agreement Supplement.

    "CONVENTIONALLY FINANCED PROJECT" shall mean a Project (i) the Advance Rate for which is described in SUBPARAGRAPH (b) of the definition of Advance Rate and
(ii) as to which no Additional Loan Fee is due.

    "DEBT" shall mean, for any Person, without duplication, the sum of all
(i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) obligations of such Person to reimburse any bank or other Person in respect of amounts actually paid under a letter of credit or similar instrument, (vii) indebtedness or obligations of others secured by a lien on any asset of such Person, whether or not such indebtedness or obligations are assumed by such Person (to the extent of the value of the asset), (viii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in CLAUSES (i) THROUGH (vii) above, and (ix) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

    "DEED OF TRUST" shall mean, with respect to a Project or a Model Home, that certain construction deed of trust or mortgage, security agreement and fixture filing with assignment of rents, proceeds and agreements to be executed by Project Owner, with respect to a Project, or Model

Home Owner, with respect to a Model Home, as trustor or mortgagor, for the benefit of the Lender, as beneficiary or mortgagee, as the same may be amended or otherwise modified from time to time.

    "DEVELOPMENT WORK" shall mean, with respect to a Project, the work of development to be performed on or with respect to the Land (including, without limitation, the installation of utilities, roads and all related on-site and off-site improvements) in connection with the development of the Land for the subsequent construction thereon of Homes, all of which work and construction shall be completed by or on behalf of the Borrower in accordance with the Plans and Specifications, but shall not include the Construction Improvements.

    "DRAW REQUEST CERTIFICATION" shall mean, with respect to a requested disbursement of the Loan to fund Qualified Project Expenditures, a certification of Borrower delivered to the Lender in the form required by the Loan Agreement Supplement.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

    "ENVIRONMENTAL INDEMNITY" shall mean, with respect to a Project, that certain hazardous substances remediation and indemnification agreement to be executed by the Borrower in favor of the Lender, as the same may be amended or otherwise modified from time to time.

    "EVENT OF DEFAULT" shall mean the occurrence, after any applicable grace period, of any of the events listed in SECTION 6.1.

    "FORCE MAJEURE EVENT" shall mean fire, flood, labor dispute, weather, governmental action or other cause beyond the reasonable control of the Borrower that shall delay the Development Work or the completion of the Construction Improvements.

    "GAAP" shall mean procedures consistent with generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession prevalent in the United States of America.

    "HAZARDOUS MATERIALS" shall mean the following:

         (a) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law;

         (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law;

         (c) any chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any Hazardous Material Laws; and

         (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Hazardous Materials Law.

    "HAZARDOUS MATERIALS CLAIMS" shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with all claims made or threatened by any third party relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

    "HAZARDOUS MATERIALS LAWS" shall mean any federal, state or local laws, ordinances and the regulations, policies or publications promulgated pursuant thereto relating to (i) the environment, (ii) health and safety, (iii) any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof), (iv) industrial hygiene or (v) environmental conditions on, under or about property, including, without limitation, soil and groundwater conditions; including, but not limited to, the following, as now or hereafter amended: the Clean Air Act, 42 U.S.C. Sec. 9401, ET SEQ.; the Clean Water Act, 33 U.S.C. Sec. 7401, ET. SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sec. 9601, ET. SEQ., as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sec. 11001, ET. SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251, ET. SEQ.; the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, ET. SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, ET. SEQ.; the Safe Drinking Water Act, 42 U.S.C. Secs. 300f to 300j; the Solid Waste Disposal Act, 42 U.S.C. Sec. 3251, ET.SEQ.; and the Toxic Substances Control Act, 15 U.S.C. Sec. 2601, ET SEQ.

    "HIGH ADVANCE RATE PROJECT" shall mean a Project (i) the Advance Rate for which is described in SUBPARAGRAPH (a) of the definition of Advance Rate and
(ii) as to which the Additional Loan Fee is due.

    "HOMES" shall mean, with respect to a Project, the single family residences, condominium homes and/or attached townhouses that will be constructed by the Borrower with certain of the proceeds of the Loan, which Homes the Borrower shall construct on the Land and offer for sale to individuals and families.

    "INDEMNIFIED PARTY" shall mean the Lender and any Participants and each of their officers, directors, employees, agents, attorneys, consultants, advisors and Affiliates.

    "INSPECTOR" shall mean, with respect to a Project, the inspector(s) or engineer(s) engaged by the Lender, at the expenses of the Borrower, to provide to Lender consultation services in connection with the Project.

    "INTEREST DUE DATE" shall mean the fifteenth (15th) calendar day of each month in which the Lender has sent a statement of interest due pursuant to the terms of SECTION 2.7(b).

    "INTEREST RESERVE" shall mean, with respect to a Project, the amount within the Budget which has been designated as available to pay interest on the Project Amount for a period of time not to exceed the lesser of (i) six (6) months from the date of the first disbursement of proceeds of the Loan for the Project or
(ii) the time period between the date of the first disbursement of proceeds of the Loan for the Project and the date on which the first Unit in the Project is sold and closed.

    "LAND" shall mean, (i) with respect to a Project, that certain real property which is suitable for and substantially entitled for the construction of Homes thereon and related on and off-site improvements and upon which the Borrower will perform the Development Work and construct the Construction Improvements, as such real property is legally described in the applicable Deed of Trust, and (ii) with respect to a Model Home, that certain real property upon which the Model Home is constructed, as such real property is legally described in the applicable Deed of Trust.

    "LAND BANKING" shall mean the practice of acquiring unimproved real property and not commencing the initial phase of development of such real property within four (4) months after the date of acquisition.

    "LAND SPECULATION" shall mean the practice of acquiring either
(i) unimproved real property and reselling such real property without adding value by development of such real property, or (ii) real property for which a plat has not been obtained or which is not substantially entitled for the development of a residential project.

    "LAWS AND REGULATIONS" shall mean, with respect to a Project or a Model Home, (i) all laws, regulations, orders, codes, ordinances, rules, statutes and policies of all local, regional, county, state and federal governmental authorities having jurisdiction over the Project or Model Home and (ii) all restrictive covenants and other title encumbrances, permits and approvals, leases and other rental agreements which in any case relate to the development, occupancy, ownership, management, use, and/or operation of the Project or Model Home.

    "LENDER" shall mean Residential Funding Corporation, a Delaware corporation.

    "LENDER'S RELEASE PRICE" shall mean the following:

         (a) with respect to a Project, and with respect to any parcel of the Land which the Borrower requests the Lender to release from the lien of the Deed of Trust, the amount required to be paid to the Lender prior to such release, which amount shall equal, for each Lot and/or Unit located in the Project, (i) the amount specified in SECTION 2.6(a), (b) or (c), as applicable, plus (ii) if the Project is a High Advance Rate Project, the Additional Loan Fee for such Lot and/or Unit; and

         (b) with respect to any Model Home which the Borrower requests the Lender to release from the lien of the Deed of Trust, the amount required to be paid to the Lender prior to such release, which amount shall equal the amount specified in SECTION 2.6(d).

    "LOAN" shall mean the revolving loan described in this Loan Agreement in a principal amount not to exceed the Loan Amount.

    "LOAN AGREEMENT" shall mean this Loan Agreement, as this loan agreement may be amended or otherwise modified from time to time in accordance with the terms hereof.

    "LOAN AGREEMENT SUPPLEMENT" shall mean, with respect to a Project, a supplement to this Loan Agreement to be entered into between the Borrower and the Lender, as the same may be amended or otherwise modified from time to time.

    "LOAN AMOUNT" shall mean Twenty Five Million Dollars ($25,000,000).

    "LOAN DOCUMENTS" shall mean, as to the Loan, all documents, instruments, agreements, assignments and certificates relating thereto, including, without limitation, any and all loan or credit agreements, promissory notes, deeds of trust, mortgages, security agreements, assignments of rents, assignments of leases, assignments of contracts, environmental indemnities, guaranties, contractor's consent agreements, lender's title insurance policies, opinions of counsel, evidences of authorization or incumbency, escrow instructions, architect's consent agreements, and UCC-1 financing statements to be executed (and acknowledged where applicable) by Borrower, Project Owner, Model Home Owner and/or Lender (where applicable) in connection with Lender making the Loan to Borrower, as the same may be amended or otherwise modified from time to time in accordance with this Loan Agreement. The Loan Documents shall include, but not be limited to, the following:

         (a)  this Loan Agreement;

         (b)  the Note;

         (c)  the Project Documents; and

         (d)  the Model Home Documents.

    "LOAN TO VALUE RATIO" shall mean (i) with respect to a Project or any part thereof as to which a Loan to Value Ratio is being determined, the ratio of the Project Amount to the Value and (ii) with respect to a Model Home, the ratio of the amount of the Model Home Amount to the Value.

    "LOTS" shall mean, with respect to a Project, the tracts of real property within the Land that have been or will be developed for the subsequent construction thereon of Homes.

    "MAP" shall mean, with respect to a Project, a final subdivision or parcel map consistent with the Plans and Specifications and with the Laws and Regulations.

    "MATERIAL ADVERSE CHANGE" shall mean any material and adverse change in, or a change which has a material adverse effect upon, any of:

         (a) the business, properties, operations or condition (financial or otherwise) of Borrower since either or both of (i) May 2, 1996, or (ii) the date of the most recent financial statements delivered to Lender in connection with the Loan;

         (b) the legal or financial ability of Borrower to perform its obligations under the Loan Documents and to avoid any Potential Default or Event of Default; or

         (c) the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

    "MATURITY DATE" shall mean the first to occur of (i) the date which is forty two (42) months from the date of this Loan Agreement (as such date may be extended in writing by Lender and Borrower from time to time), or (ii) the date on which the Loan is required to be repaid pursuant to SECTION 6.2.

    "MODEL HOME" shall mean a single family residence, condominium home and/or attached townhouse which is complete and which the Borrower has designated as a model home to be used in marketing the associated housing subdivision, the construction financing for which such housing subdivision has been provided by a lender other than the Lender.

    "MODEL HOME AMOUNT" shall mean, with respect to a Model Home, the amount of the Loan disbursed to refinance the Model Home, which amount shall not exceed seventy five percent (75%) of the Value of the Model Home.

    "MODEL HOME DOCUMENTS" shall mean, with respect to a Model Home, all documents, instruments, agreements, assignments and certificates relating thereto, including, without limitation, any and all loan or credit agreements, promissory notes, deeds of trust, mortgages, security agreements, assignments of rents, assignments of leases, assignments of contracts, environmental indemnities, guaranties, contractor's consent agreements, lender's title insurance policies, opinions of counsel, evidences of authorization or incumbency, escrow instructions, architect's consent agreements, and UCC-1 financing statements to be executed (and acknowledged where applicable) by Borrower, Model Home Owner and/or Lender (where applicable) in connection with Lender making proceeds of the Loan available to the Borrower for the Model Home, as the same may be amended or otherwise modified from time to time in accordance with this Loan Agreement. The Model Home Documents shall include, but not be limited to, the following:

         (a)  the Deed of Trust;

         (b)  the UCC-1 Financing Statement; and

         (c)  the Title Policy.

The Model Home Documents shall include those forms of documents, instruments, agreements, assignments and certificates for the States of Arizona, Illinois and Michigan which the Lender and Borrower approve at the time of their execution and delivery of this Loan Agreement, as evidenced by a written certificate of the Lender and Borrower. The forms of the Model Home Documents may be supplemented or amended from time to time to add or amend form Model Home Documents approved by Lender.

    "MODEL HOME DRAW REQUEST CERTIFICATION" shall mean, with respect to a requested disbursement of the Loan to refinance a Model Home, a certification of Borrower delivered to the Lender substantially in the form set forth in EXHIBIT F.

    "MODEL HOME OWNER" shall mean, with respect to a Model Home, the owner of the Land, which such owner shall be United Homes, United Arizona, United Illinois and/or United Michigan.

    "MODEL HOME SECURITY INSTRUMENTS" shall mean, with respect to a Model Home, all pledge agreements, guaranties, deeds of trust, mortgages, security agreements, assignments and other agreements or instruments executed by Borrower and/or Model Home Owner granting in favor of Lender a lien or encumbrance on or a security interest in any property or right or interest of Borrower and/or Model Home Owner as security for the Loan, as the same may be amended or otherwise modified from time to time in accordance with this Loan Agreement, including but not limited to the following:

         (a)  the Deed of Trust; and

         (b)  the UCC-1 Financing Statement.

    "MODEL HOME SUB-LIMIT" shall mean the amount of the Loan which is available for the refinancing of Model Homes, which amount shall equal Five Million Dollars ($5,000,000).

    "NET WORTH" shall mean the net worth of the Borrower reported on a consolidated basis accounted for in accordance with GAAP.

    "NON-LENDER PROJECTS" shall mean all other development or construction projects then being developed or constructed by the Borrower and its Affiliates, which such projects are not being financed through proceeds of the Loan.

    "NOTE" shall mean that certain Promissory Note dated of even date herewith and executed by the Borrower, as maker, and made payable to the order of Lender, as holder, in the amount of

Twenty Five Million Dollars ($25,000,000) and maturing on the Maturity Date, to evidence the Loan, as such Promissory Note may be amended or otherwise modified from time to time.

    "PARTICIPANT" shall mean any financial institution to whom the Lender, in accordance with and subject to SECTION 7.12, at any time sells, assigns, grants or otherwise transfers a participation interest in all or part of the obligations of the Borrower under the Loan Documents.

    "PERMITTED EXCEPTIONS" shall mean, with respect to a Project or a Model Home, (i) real estate taxes and assessments not yet due and payable and possible supplemental assessments for improvements constructed on the Land, (ii) unfiled mechanics' and materialmen's liens (to the extent applicable), but only if affirmative mechanics' lien coverage is provided by the Title Policy, (iii) exceptions to title which are approved by the Lender and which do not adversely affect the value of the Land, the marketability of title to the Land or the use to which the Land is intended to be put, (iv) easements for the installation and maintenance of utilities servicing the Project which do not adversely affect the value of the Land, the marketability of title to the Land or the use to which the Land is intended to be part and (v) the additional permitted exceptions listed as an exhibit to the applicable Deed of Trust.

    "PERSON" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

    "PLANNING COSTS" shall mean, with respect to a Project, the fees and planning costs, such as engineering and architectural fees, incurred in connection with the planning for the Development Work and Construction Improvements, to the extent reflected in the Budget.

    "PLANS AND SPECIFICATIONS" shall mean, with respect to a Project, the final set of architectural, structural, mechanical, electrical, grading, sewer, water, street and utility plans and specifications for the Development Work and the Construction Improvements to be included within such Project, including all supplements, amendments and modifications thereto signed and affixed with the architect's registration stamp or seal, all in form and substance reasonably satisfactory to the Lender and the Inspector.

    "POTENTIAL DEFAULT" shall mean the existence of any event which with the giving of notice, the passage of time, or both, would constitute an Event of Default hereunder or an event of default (however described) under any other of the Loan Documents.

    "PREPAYMENT PRICE" shall mean an amount equal to (i) the principal amount of the Loan to be prepaid, as requested by the Borrower, with no premium thereon, plus (ii) if a Lot or Unit is to be released in conjunction with such prepayment, and if the Lot or Unit is in a High Advance Rate Project, the Additional Loan Fee applicable to such release, plus (iii) all accrued interest to the date of prepayment on the principal amount prepaid.

    "PRIME RATE" shall mean the rate that is indicated in the Telerate as the prime lending rate announced from time to time by The First National Bank of Chicago, a national banking association, as in effect from time to time, it being understood that the Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. In the event that such rate is no longer shown in the Telerate, Borrower and Lender shall reasonably agree on a substitute source for determining the prime lending rate of The First National Bank of Chicago.

    "PROJECT" shall mean any acquisition, development and/or construction project as to which the Lender has issued a Project Commitment and made proceeds of the Loan available for disbursement, which such project shall include (i) the Land and (ii) the Development Work and/or Construction Improvements to be completed on the Land.

    "PROJECT AMOUNT" shall mean, as to any Project at any time, the principal amount of the Loan outstanding with respect to such Project, plus any additional amounts of the Loan available to be disbursed with respect to such Project, as such amount is set forth in the Project Commitment.

    "PROJECT COMMITMENT" shall mean, with respect to a Project, the commitment issued by the Lender to the Borrower for the Project, wherein the Lender agrees, subject to the terms and conditions of this Loan Agreement and such commitment, to make proceeds of the Loan available for the Project. The Project Commitments shall be substantially in the form of EXHIBIT D.

    "PROJECT DOCUMENTS" shall mean, with respect to a Project, all documents, instruments, agreements, assignments and certificates relating thereto, including, without limitation, any and all loan or credit agreements, promissory notes, deeds of trust, mortgages, security agreements, assignments of rents, assignments of leases, assignments of contracts, environmental indemnities, guaranties, contractor's consent agreements, lender's title insurance policies, opinions of counsel, evidences of authorization or incumbency, escrow instructions, architect's consent agreements, and UCC-1 financing statements to be executed (and acknowledged where applicable) by Borrower, Project Owner and/or Lender (where applicable) in connection with Lender making proceeds of the Loan available to the Borrower for the Project, as the same may be amended or otherwise modified from time to time in accordance with this Loan Agreement. The Project Documents shall include, but not be limited to, the following:

         (a)  the Project Commitment;

         (b)  the Loan Agreement Supplement;

         (c)  the Deed of Trust;

         (d)  the Environmental Indemnity;

         (e)  the UCC-1 Financing Statement;

         (f)  the Assignment;

         (g)  the Title Policy; and

         (h)  the Plans and Specifications.

The Project Documents shall include those forms of documents, instruments, agreements, assignments and certificates for the States of Arizona, Illinois and Michigan which the Lender and Borrower approve at the time of their execution and delivery of this Loan Agreement, as evidenced by a written certificate of the Lender and Borrower. The forms of the Project Documents may be supplemented or amended from time to time to add or amend form Project Documents approved by Lender.

    "PROJECT MATURITY DATE" shall mean, with respect to a Project, the first to occur of (i) the date which is thirty (30) months from the date of the Loan Agreement Supplement (as such date may be extended in writing by the Lender and the Borrower from time to time), or (ii) the date on which the Loan is required to be repaid pursuant to SECTION 7.2.

    "PROJECT MODEL HOME" shall mean, with respect to a Project, any Home which is not subject to a Sales Agreement and which the Borrower has designated as a model home to be used in marketing the Project, the number of which such model homes shall be limited as set forth in the Project Commitment.

    "PROJECT OWNER" shall mean, with respect to a Project, the owner of the Land, which such owner shall be United Homes, United Arizona, United Illinois and/or United Michigan.

    "PROJECT REQUIREMENTS" shall mean, for any project proposed to be included as a Project pursuant to the terms of this Loan Agreement, the requirements listed in EXHIBIT B.

    "PROJECT SECURITY INSTRUMENTS" shall mean, with respect to a Project, all pledge agreements, guaranties, deeds of trust, mortgages, security agreements, assignments and other agreements or instruments executed by Borrower and/or Project Owner granting in favor of Lender a lien or encumbrance on or a security interest in any property or right or interest of Borrower and/or Project Owner as security for the Loan, as the same may be amended or otherwise modified from time to time in accordance with this Loan Agreement, including but not limited to the following:

         (a)  the Deed of Trust;

         (b)  the UCC-1 Financing Statement; and

         (c)  the Assignment.

    "PROJECT UNDERWRITING DOCUMENTS" shall mean, for any project proposed to be included as a Project pursuant to the terms of this Loan Agreement, the documents listed in EXHIBIT C and any other documents relating to the proposed project which Lender reasonably requests, all in form and substance reasonably satisfactory to the Lender and, as to items A5, A8, B1, B3 and B6, in form and substance reasonably satisfactory to the Inspector.

    "QUALIFIED PROJECT EXPENDITURES" shall mean, with respect to a Project, the costs for which proceeds of the Loan may be disbursed, which such costs shall be limited to the following:

         (a)  the cost of acquiring the Land or the Lots;

         (b)  Planning Costs;

         (c) the cost of materials and labor for Development Work and Construction Improvements in place for the Project, but excluding any costs for materials delivered to the Land which have not yet been put in place;

         (d)  the Interest Reserve; and

         (e)  Soft Costs.

The particular amounts which may be disbursed for each of the categories set forth in PARAGRAPHS (a) through (e) above shall be set forth in the Budget for the Project. Amounts in the Budget which are not listed in any of the categories set forth in PARAGRAPHS (a) through (e) above shall not be Qualified Project Expenditures and proceeds of the Loan may not be disbursed for any such costs.

    "SALES AGREEMENT" shall mean, with respect to a Project, a written agreement for the sale of a Lot or a Unit between the Borrower and a Person who is not an Affiliate of the Borrower, which agreement (i) shall be binding upon such Person, (ii) shall require such Person to deposit with the Borrower an "at risk" deposit, (iii) shall conform to all applicable laws, regulations, codes and ordinances, including those requiring disclosures to prospective and actual buyers and (iv) shall not contain any contingencies, except that such agreement may be contingent on such Person's ability to obtain financing for the purchase, but only if such Person has been pre-approved for financing prior to entering into such agreement.

    "SOFT COSTS" shall mean, with respect to a Project, the Borrower's overhead, general and administrative expenses and other "soft costs" incurred in the development, construction, marketing and sale of the Project, to the extent reflected in the Budget.

    "SPEC HOMES" shall mean Homes which are not subject to a Sales Agreement.

    "STAGE" shall mean, with respect to a Project, the various stages of the Construction Improvements which such stages, and the components of the Construction Improvements which fit within each stage, shall be specified in the Project Commitment.

    "TITLE POLICY" shall mean, with respect to a Project or a Model Home, an ALTA loan form (1970 form, unrevised or the equivalent thereof) of title insurance policy in the amount of the Project

Amount or the Model Home Amount, as applicable, and issued by a title insurance company acceptable to the Lender, insuring the Lender that the applicable Deed of Trust is an enforceable first lien against marketable fee simple title to the Project or Model Home, as applicable, subject only to Permitted Exceptions, which such title insurance policy will provide mechanics' lien coverage, will have all standard exceptions deleted therefrom and will have appended thereto a usury endorsement and such other endorsements as are generally required by lenders in the area in which the Project or Model Home is located.

    "TOTAL PROJECT COSTS" shall mean, with respect to a Project, the sum of (i) the Qualified Project Expenditures plus (ii) all other costs necessary to acquire the Land, construct the Development Work and the Construction Improvements in accordance with the Plans and Specifications and complete the Project.

    "UCC-1 FINANCING STATEMENT" shall mean, with respect to a Project or a Model Home, a UCC-1 financing statement to be executed by Project Owner with respect to a Project, or Model Home Owner, with respect to a Model Home, as debtor, in favor of Lender, as secured party, in connection with Lender making proceeds of the Loan available to the Borrower for the Project or Model Home, as applicable, as such UCC-1 financing statement may be amended or otherwise modified from time to time.

    "UNIT" shall mean, with respect to a Project, a Lot and the Home constructed on such Lot.

    "UNITED ARIZONA" shall mean United Homes, Inc., an Arizona corporation.

    "UNITED HOMES" shall mean United Homes, Inc., an Illinois corporation.

    "UNITED ILLINOIS" shall mean United Homes of Illinois, Inc., an Illinois corporation.

    "UNITED MICHIGAN" shall mean United Homes of Michigan, Inc., a Michigan corporation.

    "VALUE" shall mean, with respect to a Project or a Model Home, the following:

         (a) with respect to a Project and for purposes of determining whether or not the Loan to Value Ratio complies with the Project Requirements, the lower of (i) the value which an Appraiser assigns to the Project, as set forth in an Appraisal Report, which Appraisal Report shall determine the values of each Unit, whether or not the Construction Improvements have been completed, based on the "as-completed" appraised value of such Unit and
    (ii) the sales prices for the Units as set forth in Sales Agreements; and

         (b) with respect to a Model Home, the value which an Appraiser assigns to the Model Home, as set forth in an Appraisal Report (which such value shall be used to determine the amount of the Loan which may be disbursed to refinance the Model Home), the value of which Model Home, whether or not such home has been completed, shall be determined based on the "as-completed" appraised value of such home, excluding furnishings, wall and window coverings and decorations.

    Section 1.2.   OTHER DEFINITIONAL PROVISIONS.

    (a) Accounting terms not defined herein shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

    (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.

    (c) In this Loan Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                                      ARTICLE II
                                       THE LOAN

    Section 2.1. AGREEMENT TO LEND AND BORROW; EVIDENCE OF INDEBTEDNESS AND MATURITY.

    (a) Lender agrees, on the terms and conditions hereinafter set forth, to make the Loan to Borrower for the purpose of providing financing for Projects and refinancing for Model Homes; provided however, that the obligation of the Lender to make the Loan is conditioned upon the Lender's receipt of the documents set forth in EXHIBIT A attached hereto. The Borrower shall repay the Loan pursuant to SECTION 2.6 and may prepay the Loan pursuant to SECTION 2.8. Principal amounts of the Loan which are repaid may be reborrowed in accordance with and subject to the terms of SECTION 2.14.

    (b) Concurrent with the execution and delivery of this Loan Agreement, the Borrower shall execute and deliver to the Lender the Note, evidencing the indebtedness incurred by the Borrower pursuant to the terms of this Loan Agreement.

    (c) The outstanding principal balance of the Loan, together with accrued and unpaid interest thereon and all other amounts payable by Borrower under the terms of the Loan Documents, shall be due and payable on the Maturity Date.

    (d)  The Loan is to provide interim construction financing only and the
Note is to be paid off on or before the Maturity Date from such sources as may be necessary to pay the Loan, and any sums outstanding or payable under any of the Loan Documents, in full.

    Section 2.2.   DISBURSEMENTS OF THE LOAN.

    (a) The Lender shall make disbursements of the Loan for the Projects in accordance with and subject to the terms of ARTICLE III hereof.

    (b) During the Approval Period, the Lender shall make disbursements of the Loan to refinance Model Homes as follows:

         (1) Each disbursement request shall be evidenced by a Model Home Draw Request Certification and be accompanied by the following:

              (A) an Appraisal Report which sets forth a Value for the Model Home which will result in the Model Home Amount being equal to or less than seventy five percent (75%) of such Value;

              (B)  a Title Policy; and

              (C)  such other documents as Lender shall reasonably require.

         (3) Provided that no Event of Default or Potential Default exists and that the Model Home Security Instruments have been duly filed and recorded, and subject to the terms and conditions set forth herein, the Lender will use its reasonable best efforts to disburse to the Borrower the amount requested within five (5) Business Days after receipt of a Model Home Draw Request Certification meeting the requirements of this Loan Agreement, provided that in the event the Lender is unable to make the disbursement within such time period, the Lender will disburse the proceeds of the Loan as soon thereafter as possible. All disbursements shall be delivered to Borrower by federal funds wire transfer as instructed by Borrower.

         (4) The obligation of Lender to make disbursements of the Loan to refinance a Model Home is subject to fulfillment of the following conditions precedent:

              (A) Lender shall not be obligated to make any disbursements of the Loan to the extent that the requested disbursement relates to costs which are not costs of the refinancing, which such costs shall be paid from additional funds provided by Borrower.

              (B)  Lender shall not be obligated to make any disbursements if:

                   (I) the outstanding balance of the Loan exceeds, or would following the contemplated disbursement exceed, the face amount of the Note; or

                   (II) the outstanding balance of the Loan attributable to the Model Home exceeds, or would following the contemplated disbursement exceed, the Model Home Amount.

         (5) Lender shall not be obligated to disburse any Loan proceeds unless all statements made in the applicable Model Home Draw Request Certification are true and correct on and as of the date of the requested disbursement, before and after giving effect thereto and to the application of the proceeds therefrom.

         (6) The representations and warranties of Borrower contained in the Loan Documents are true and correct in all material respects on and as of the date of the requested disbursement, before and after giving effect thereto and to the application of the proceeds therefrom, as though made on and as of such date.

         (7) No Event of Default or Potential Default has occurred and is continuing, or would result from such disbursement or from the application of the proceeds therefrom.

    (c) Draws for all Projects and all Model Homes, collectively, shall be available twice per month.

    Section 2.3. USE OF DISBURSEMENTS. Borrower shall ensure the use of disbursements of the Loan only for Qualified Project Expenditures and for the refinancing of Model Homes.

    Section 2.4.   COMMITMENT FEE.

    (a) The Borrower shall pay to Lender the Commitment Fee on the dates and for the periods set forth in this SUBPARAGRAPH (a). The Commitment Fees are payable in advance for each of the periods indicated. The initial Commitment Fee in the amount of $125,000 shall be payable upon execution of this Loan Agreement for the first annual period (May 28, 1996 through and including May 27, 1997). The subsequent annual Commitment Fees shall be payable annually on each May 28 for the succeeding one-year period.

    (b)  If Borrower fails to pay any Commitment Fee as required under this
SECTION 2.4 in a timely manner, Borrower hereby authorizes Lender to disburse to itself proceeds of the Loan to pay such Commitment Fee, provided that the foregoing shall not be construed as granting to the Borrower the right to draw proceeds of the Loan to pay the Commitment Fee. Lender in its sole discretion (but without any obligation to do so) may make such disbursements notwithstanding the existence of an Event of Default or Potential Default. Such disbursements shall be added to the outstanding principal balance of the Loan. The authorization hereby granted is irrevocable, and no further direction or authorization from Borrower is necessary for Lender to make such disbursements. If Lender disburses to itself Loan proceeds to pay itself a Commitment Fee without first having received a request from Borrower to make such a disbursement, then Lender shall send to Borrower a statement that shows the amount of Loan proceeds disbursed to pay such Commitment Fee and an explanation of Lender's calculation of the amount thereof.

    Section 2.5. NO REDUCTION IN COMMITMENT FEE. The Borrower acknowledges that the Commitment Fees required to be paid to the Lender pursuant to the provisions of SECTION 2.4 shall be due and owing to the Lender in advance for each annual period, regardless of whether the Loan remains outstanding for the entire annual period and regardless of whether the Committed Balance decreases during such annual period, and in the event either the Borrower repays or is required to repay the Loan prior to the end of such annual period or the Committed Balance decreases prior to the end of such annual period, the Borrower shall not be entitled to any refund of the Commitment Fee previously paid. Upon termination of this Loan Agreement or upon the occurrence of an Event of Default which results in the Lender exercising its remedy to cease making disbursements of proceeds of the Loan, no additional Commitment Fees shall thereafter be due to the Lender.

    Section 2.6. REPAYMENT OF PRINCIPAL. Principal of the Loan shall be due and payable as follows:

         (a) upon the sale of a Lot and/or Unit in a Project, the Borrower shall repay the principal amount of the Loan (i) at the rate of one hundred fifteen percent (115%) of (A) the total amount of the Loan disbursed for the acquisition of such Lot plus (B) the total amount of the Loan budgeted for the Development Work related to such Lot, and (ii) at the rate of one hundred percent (100%) of the total amount of the Loan disbursed for the Construction

    Improvements related to the Home on such Lot, until such time as the total amount of the Loan disbursed for such Project has been paid in full; during the Approval Period, principal repaid in accordance with this SUBPARAGRAPH
    (a) may be reborrowed subject to and upon compliance with the terms of this Loan Agreement;

         (b) upon disbursement of proceeds of the Loan for a Home within a Project, the principal amount of the Loan (i) disbursed to acquire the related Lot, (ii) budgeted for the Development Work related to such Lot, and (iii) disbursed for the Construction Improvements related to the Home on such Lot, is required to be repaid twelve (12) months from the date Loan proceeds are first disbursed for the Construction Improvements for such Home, unless the Unit sells prior to such date, in which event the principal shall be repaid in accordance with SUBPARAGRAPH (a) above; during the Approval Period, principal repaid in accordance with this SUBPARAGRAPH
    (b) may be reborrowed subject to and upon compliance with the terms of this Loan Agreement;

         (c) if the amount of the Loan disbursed for a Project has not been repaid on or before the date Project Maturity Date, the Borrower shall on such date repay the entire principal amount of the Loan allocable to such Project; during the Approval Period, principal repaid in accordance with this SUBPARAGRAPH (c) may be reborrowed subject to and upon compliance with the terms of this Loan Agreement;

         (d) upon the sale or refinancing of a Model Home, the Borrower shall repay the principal amount of the Loan at the rate of one hundred percent (100%) of the total amount of the Loan disbursed for the Model Home; during the Approval Period, principal repaid in accordance with this SUBPARAGRAPH (d) may be reborrowed subject to and upon compliance with the terms of this Loan Agreement; and

         (e) on the Maturity Date, the Borrower shall repay the entire remaining principal amount of the Loan.

    Section 2.7.   INTEREST.

    (a) The Loan shall bear interest from the date of disbursement hereunder on the unpaid principal at the per annum rate of the Prime Rate plus one and one-quarter percent (1.25%). Throughout the term of the Loan, interest shall be calculated on a the basis of a 360-day year and shall be computed for the actual number of days in the period for which interest is charged.

    (b) On or before the fifth (5th) Business Day of each month, commencing with the first month after the Lender has disbursed proceeds of the Loan, the Lender shall send to Borrower a statement setting forth the amount of interest due for the previous month. Borrower shall pay the interest due for the previous month on or before the Interest Due Date; provided however that if the Borrower has elected, with respect to any Project, to include in the Budget for such Project an Interest Reserve, the Lender shall make a disbursement from the Loan to pay the interest due on the Loan; provided further however that after such time as proceeds of the Loan in an amount equal to the Interest Reserve have been expended to pay interest, the Lender shall make no further disbursements from the Loan to pay the interest due on the Loan and the Borrower shall pay such interest from its own funds.

    Section 2.8. PREPAYMENT OF THE LOAN. Borrower shall have the right to prepay the Loan at any time, in full or in part at a price equal to the Prepayment Price. Any partial prepayment of the Loan shall be accompanied by a statement wherein the Borrower specifies (i) to which Project or Model Home such prepayment is to be applied and (ii) if the prepayment relates to a Project, the particular categories with the Budget or the particular Lots and/or Units, to which such prepayment is to be applied.

    Section 2.9. SECURITY. Payment of the Loan by Borrower and performance of Borrower's other obligations under the Loan Documents shall be secured by the collateral described in the Project Security Instruments and Model Home Security Instruments, which Borrower warrants shall create a valid and first-lien position with respect to the Projects and the Model Homes, subject to Permitted Exceptions.

    Section 2.10. PAYMENTS. All payments of principal and interest on the Loan shall be made to the Lender by federal funds wire transfer as instructed by the Lender in immediately available funds not later than 1:00 p.m. (Minneapolis time) on the dates such payments are to be made. Any payment received after 1:00 p.m. (Minneapolis time) shall be deemed received by the Lender on the next Business Day. All computations of interest and fees under the Loan Documents shall be made by Lender on the basis of a year of 360 days, for the actual number of days occurring in the period for which such interest or fees are payable. If any payment of fees, interest or principal to be made by Borrower shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest with respect to such payment.

    Section 2.11. EXTENSION. Borrower may, not earlier than ninety (90) days and not later than forty five (45) days prior to the last day of the then effective Approval Period (as it may be extended from time to time pursuant to this SECTION 2.11), request that the Approval Period be extended for twelve (12) months by giving written notice to Lender in the form of EXHIBIT E attached hereto. Lender may, in its sole and absolute discretion, consent or not consent to such request by giving written notice thereof to Borrower not less than thirty (30) days prior to the last day of the then effective Approval Period.
If Lender fails to give such notice Lender shall be deemed not to have consented to such extension. If the Lender consents to such request, the Approval Period shall be extended twelve (12) months from the last day of the then effective Approval Period, without the requirement of any further action by Borrower or Lender.

    Section 2.12.  APPLICATIONS OF PAYMENTS; LATE CHARGES.

    (a) Payments received by Lender pursuant to the terms hereof shall be applied in the following manner:

         (1) first, to the payment of all expenses, charges, costs and fees incurred by or payable to Lender and for which Borrower is obligated pursuant to the terms of the Loan Documents;

         (2) second, to the payment of all interest accrued to the date of such payment, except that the payments made pursuant to SECTION 2.6(a) through (d) shall be applied to the payment of principal in accordance with SUBPARAGRAPH (3) below and not to the payment of interest; and

         (3)  third, to the payment of principal.

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default, all amounts received by Lender from any party shall be applied in such order as Lender, in its sole discretion, may elect.

    (b) If any installment of interest and/or the payment of principal is not received by Lender within five (5) days after the due date thereof, then in addition to the remedies conferred upon Lender pursuant to SECTION 6.1 hereof and the other Loan Documents, a late charge of four percent (4%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate Lender for the expense of handling the delinquency. Borrower and Lender agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to Lender of such delinquency.
Borrower acknowledges that during the time that any such amount shall be in default, Lender will incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Loan Agreement and represents a reasonable estimate of the losses Lender will incur by reason of late payment. Borrower further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of such late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Lender from exercising any of the other rights and remedies available hereunder.

    Section 2.13. INTEREST RATE LIMITATION. The provisions of this Loan Agreement and the other Loan Documents are hereby expressly limited so that in no contingency or event whatever shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the sums evidenced by this Loan Agreement exceed the maximum amount permissible under applicable law. If from any circumstance whatever the performance or fulfillment of any provision of this Loan Agreement or of any other Loan Document should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if, from any circumstance whatever, Lender should ever receive as interest an amount which would exceed the highest lawful rate under applicable law, then the amount which would be excessive interest shall be applied as an optional reduction of principal in accordance with the terms of SECTION 2.8 of this Loan Agreement (or, at Lender's option, be paid over to Borrower), and shall not be counted as interest.

    Section 2.14.  REVOLVING NATURE OF LOAN.

    (a) The Loan is a revolving loan, and during the Approval Period, any amounts which are repaid may, subject to the terms of this Loan Agreement limiting the amounts which may be drawn for any Project or Model Home and the terms restricting disbursements of proceeds of the Loan, be redrawn for another Project or another Model Home.

    (b) With respect to any Project, repaid principal of the Loan which is all or a portion of the Construction Amount of the Project Amount shall be available to be reborrowed with respect to further Construction Improvements for the Project. Upon repayment in full of the Construction Amount of the Project Amount, and during the Approval Period, such repaid principal shall be added to the Available Amount. Repaid principal of the Loan which is all or a portion of the Acquisition and Development Amount of the Project Amount shall not be available to be reborrowed with respect to the Project, but during the Approval Period shall be added to the Available Amount.

    (c) During the Approval Period, repaid principal of the Loan which is a repayment of the Model Home Amount shall be added to the Available Amount.

                                     ARTICLE III
                 APPROVAL OF PROJECTS AND DISBURSEMENTS FOR PROJECTS

    Section 3.1.   PROJECT APPROVAL AND PROJECT COMMITMENTS.

    (a) During the Approval Period, the Borrower may submit to Lender projects proposed to be included as Projects, all pursuant to and in accordance with the terms of this Loan Agreement, and upon approval as a Project, disbursements of the Loan may be made with respect to the Qualified Project Expenditures for such Project.

    (b) In order to include a proposed project as a Project, Borrower shall submit to Lender a complete description of the proposed project, including the Project Underwriting Documents, and evidence that the proposed project complies with the Project Requirements.

    (c) Upon its receipt of the Project Underwriting Documents, Lender shall have thirty (30) days to review and, in its sole and absolute discretion, approve or disapprove the proposed project as a Project which may be financed from proceeds of the Loan. Upon any such approval, Lender shall issue a Project Commitment with respect thereto and such proposed project shall become a Project for purposes of this Loan Agreement; provided however, that no Project Commitment shall be issued with respect to any proposed project unless the Available Amount is at least equal to the amount required to complete such proposed project. In the event a Project includes both (i) acquisition of Land and Development Work and (ii) Construction Improvements, the Project Commitment will specify (y) the Acquisition and Development Amount, which amount once disbursed and repaid cannot be disbursed again with respect to that Project, and
(z) the Construction Amount, which amount once disbursed and repaid may be disbursed again with respect to additional Construction Improvements in that Project.

    (d) It shall be the intent of the Borrower and the Lender that, by the completion of the ninth month after the date of this Loan Agreement, the locations of the projects presented to the Lender for approval as Projects will be generally the same as the geographical diversification of all of the projects owned by the Borrower, on a consolidated basis.

    Section 3.2. PROCESSES RELATING TO DISBURSEMENTS. All requests for disbursements of proceeds of the Loan for the Projects shall be evidenced by a Draw Request Certification and shall comply with the terms of the applicable Loan Agreement Supplement and Project Commitment.

    Section 3.3. APPLICATION OF DISBURSEMENTS. All Loan proceeds disbursed to Borrower as Qualified Project Expenditures pursuant to this Loan Agreement and the Loan Agreement Supplements will be used only for payment of those items specified in the Draw Request Certification for which the particular disbursement was made. Borrower will not use any such disbursement to pay or reimburse itself, directly or indirectly, for any amounts paid by Borrower or any other Person but not included in the applicable Budget.

    Section 3.4. LENDER MAY MAKE DISBURSEMENT NOTWITHSTANDING NONCOMPLIANCE. Notwithstanding the failure of any condition precedent to Lender's obligation to make any disbursement hereunder or under the Loan Agreement Supplements, Lender may make such disbursement if Lender, in its sole discretion, determines the making of the same to be advisable. The making of any disbursement, either before or after the satisfaction of all conditions precedent with respect to Lender's obligation to make the same, shall not be deemed to constitute an approval or acceptance by Lender of the Development Work or the Construction Improvements theretofore completed or a waiver of such condition with respect to a subsequent disbursement.

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES


    Section 4.1. CONSIDERATION. As an inducement to Lender to execute this Loan Agreement, make the Loan and disburse the proceeds of the Loan, Borrower represents and warrants to Lender the truth and accuracy of the matters set forth in this ARTICLE IV

    Section 4.2. ORGANIZATION. United Homes and United Illinois are each duly organized, validly existing and in good standing as corporations under the laws of the State of Illinois. United Arizona is duly organized, validly existing and in good standing as a corporation under the laws of the State of Arizona.
United Michigan is duly organized, validly existing and in good standing as a corporation under the laws of the State of Michigan. Each of United Homes, United Arizona, United Illinois and United Michigan is duly qualified to do business and is in good standing in every jurisdiction where its business or properties require such qualification and has all requisite power and authority to own and operate its properties and to carry on its business as now conducted or proposed to be conducted.

    Section 4.3. AUTHORIZATION. The execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary action and do not and will not (i) contravene the charter documents of any of United Homes, United Arizona, United Illinois or United Michigan; (ii) contravene any law, rule or regulation or any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting the Borrower; (iii) require any approval or consent of any partner, shareholder or any other Person other than approvals or consents which have been previously obtained and disclosed in writing to Lender; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or its properties may be bound or affected; or (v) result in, or require the creation or imposition of, any lien of any nature (other than the liens contemplated hereby) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; and Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree or contractual restriction or any such indenture, agreement, lease or instrument.

    Section 4.4. GOVERNMENTAL CONSENTS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Loan Documents or any other document executed pursuant thereto or in connection therewith.

    Section 4.5. VALIDITY. The Loan Documents have been duly executed and delivered by and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

    Section 4.6. FINANCIAL POSITION. As of the dates prepared, the financial statements and all financial data heretofore delivered to Lender in connection with the Loan and/or relating to Borrower are true, correct and complete in all material respects and were prepared in accordance with GAAP consistently applied. Such financial statements fairly present the financial position of the Persons who are the subject thereof as of the dates thereof.

    Section 4.7. GOVERNMENTAL REGULATIONS. Borrower is not subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, the Interstate Commerce Act, as the same may be amended from time to time, or any federal or state statute or regulation limiting its ability to incur Debt.

    Section 4.8. EMPLOYEE BENEFIT PLANS. Borrower maintains no pension, retirement, profit sharing or similar employee benefit plan that is subject to ERISA other than a plan pursuant to which the Borrower's contribution requirement is made concurrently with the employees' contributions.

    Section 4.9. SECURITIES ACTIVITIES. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System in effect from time to time) and not more than twenty-five percent (25%) of the value of Borrower's assets consists of such margin stock.

    Section 4.10. NO MATERIAL ADVERSE CHANGE. No Material Adverse Change has occurred since May 2, 1996.

    Section 4.11.  PAYMENT OF TAXES.  All tax returns and reports required to be filed by Borrower have been timely filed, or proper extensions for filing have been obtained, and all taxes, assessments, fees and other governmental charges upon Borrower and its respective properties, assets, income and franchises which are due and payable have been paid when due and payable, or proper extensions for payment have been obtained, except to the extent that such taxes, assessments, fees and other governmental charges or the failure to pay
the same would not result in a Material Adverse Change.   Borrower has no
knowledge of any proposed tax assessment against Borrower that could result in a Material Adverse Change.

    Section 4.12. LITIGATION. There is no pending or, to Borrower's knowledge, threatened action, suit, proceeding or arbitration against or affecting Borrower before any court, governmental agency or arbitrator, which may result in a Material Adverse Change.

    Section 4.13. ENVIRONMENTAL MATTERS. The operations of Borrower comply in all respects with all Hazardous Materials Laws except such noncompliance which would not (if enforced in accordance with applicable law) reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. As of the date of this Loan Agreement, (i) neither Borrower nor its present properties or operations is subject to any outstanding written order from or settlement or consent agreement with any governmental authority or other Person, nor is any of the foregoing subject to any judicial or docketed administrative proceeding respecting any Hazardous Materials Law, Hazardous Materials Claim or Hazardous Material, and (ii) there are no other conditions or circumstances known to Borrower which may give rise to any Hazardous Materials Claim arising from the operations of Borrower.

    Section 4.14. NO BURDENSOME RESTRICTIONS. Borrower is not a party to or bound by any contract or agreement, or subject to any charter or corporate restriction or any requirement of law, which would reasonably be expected to result in a Material Adverse Change.

    Section 4.15. FULL DISCLOSURE. None of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents contains any untrue statement of a material fact, or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, however, that it is recognized by Lender that projections and forecasts provided and to be provided by Borrower, while reflecting Borrower's good faith projections or forecasts based upon methods and data Borrower believes to be reasonable and accurate, are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

    Section 4.16. ADEQUATE CONSIDERATION. Borrower represents and warrants to Lender that prior to entering into this Loan Agreement, it has reviewed the benefits to be provided to it as a result of the Lender making the Loan and has concluded that such benefits are reasonably equivalent in value to the collateral to be pledged to secure the Loan and the obligations assumed and to be assumed by the Borrower pursuant to the Loan Documents.

                                      ARTICLE V
                                COVENANTS OF BORROWER

    Section 5.1. CONSIDERATION. As an inducement to Lender to execute this Loan Agreement, make the Loan and make each disbursement of the Loan, Borrower hereby covenants as set forth in this ARTICLE V.

    Section 5.2. AFFIRMATIVE COVENANTS. So long as any amount payable hereunder or under any other Loan Document shall remain unpaid or Lender shall have any commitment to disburse the Loan hereunder, Borrower shall, unless Lender shall otherwise consent in writing:

         (a) REPORTING REQUIREMENTS. Furnish or cause to be furnished to Lender the following notices and reports:

              (1)  MONTHLY, QUARTERLY AND ANNUAL PROJECT STATUS REPORTS.   The
         following reports:

                   (A) on or about the twentieth (20th) day of each month, a status report for the previous month (i) describing for all Projects and all Non-Lender Projects, the progress of development and construction, (ii) describing for all Projects and all Non-Lender Projects, sales activity and other material developments and (iii) with respect to the Projects only, describing substantial deviations in the Development Work or the Construction Improvements from the Plans and Specifications, or the existence of defective workmanship or materials incorporated into the Construction Improvements;

                   (B) on or about the forty-fifth (45th) day after the end of each fiscal quarter, a status report with respect to the Projects only which sets forth the actual costs of the Project as compared with the Budget; and

                   (C) on or about the forty-fifth (45th) day after the end of each fiscal year, with respect to the Projects only, the projected cash flow analysis for the remainder of each Project;

              (2)  QUARTERLY REPORTS.   As soon as possible and in any event
         within forty five (45) days after the end of each fiscal quarter of United Homes (other than the last quarter of any fiscal year), the following: (i) unaudited financial statements of United Homes on a fully consolidated basis, which financial statements shall include (A) a balance sheet as at the end of such fiscal quarter, (B) statements of income and cash flow for such fiscal quarter and the period from the beginning of the then current fiscal year to the end of such fiscal quarter and setting forth in comparative form figures for the corresponding period(s) of the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied and certified by the chief financial officer of United Homes to fairly present the financial condition of United Homes on a fully consolidated basis as at the end of such fiscal quarter and the results of the operations of United Homes on a fully consolidated basis for the period ending on such date; (ii) a summary report of accounts payable aging; and (iii) a written statement certifying that the Borrower is in compliance with the terms of the Loan Documents, or if the Borrower is not in compliance, specifying the details of the non-compliance and the action which Borrower is taking to correct such non-compliance;

              (3) ANNUAL REPORTS. As soon as possible and in any event within one hundred twenty (120) days after the end of each fiscal year of United Homes, audited financial statements of the United Homes on a fully consolidated basis, which financial statements shall include a balance sheet of United Homes on a fully consolidated basis as at the end of such fiscal year, statements of income, shareholders' equity and cash flow of United Homes on a fully consolidated basis for such fiscal year, and setting forth in each case in comparative form figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP consistently applied and accompanied by an unqualified opinion issued by an independent certified public accountant acceptable to Lender;

              (4)  NOTICE OF LABOR CONTROVERSY.   As soon as possible and in
         any event within five (5) days after Borrower has knowledge of its occurrence, written notice of any labor controversy resulting in a material strike, work stoppage, shutdown or other material labor disruption against or involving Borrower or any Project;

              (5) NOTICE OF MATERIAL ADVERSE CHANGE. Promptly upon its occurrence, written notice and a description of any matter which has resulted, or will result, in a Material Adverse Change;

              (6)  NOTICE OF DEFAULTS OR POTENTIAL DEFAULTS.   As soon as
         possible and in any event within five (5) days after Borrower has knowledge of the occurrence of any Potential Default (however described) or Event of Default hereunder or an event of default (however described) under any other of the Loan Documents, written notice and a description of such Potential Default, Event of Default or event of default and the action which Borrower proposes to take with respect thereto;

              (7)  NOTICES OF DEFAULT REGARDING OTHER DEVELOPMENT PROJECTS.
         As soon as possible and in any event within five (5) days after Borrower has knowledge of the occurrence of any event of default under any loan or other financing facility, including seller financing, made for a development project comparable to a Project and involving Borrower, which event of default might result in a Material Adverse Change;

              (8)   NOTICE OF LITIGATION.   As soon as possible and in any
         event within five (5) days after institution thereof, written notice and a description of any materially adverse litigation, action or proceeding commenced against Borrower or relating to any Project or Model Home, and any adverse determination in any such litigation, action or proceeding;

              (9)   NOTICES REGARDING HAZARDOUS MATERIALS.   Promptly upon its
         occurrence, written notice and a description of the release of any Hazardous Material, or any liability with respect thereto, on, under or in connection with any Project or Model Home and the action which Borrower proposes to take with respect thereto;

              (10)  NOTICES REGARDING PROJECTS AND MODEL HOMES.   Promptly and
         in any event within five (5) days after receipt by Borrower, copies of all (A) notices of violation relating to and materially adversely affecting any Project or Model Home that Borrower receives from any governmental agency or authority, (B) notices of default that Borrower receives under the Construction Agreements or any other material agreement relating to and materially adversely affecting any Project or Model Home, and (C) notices of default that Borrower receives under any agreement relating to the borrowing of money by Borrower for any Project or Model Home from any Person; and

              (11) OTHER INFORMATION. Such other information respecting the business, properties, assets, operations and condition, financial or otherwise, of Borrower, the Projects and the Model Homes, including, without limitation, copies of Project construction and sales reports, and any other rights or interests subject to the Loan Documents, as Lender may from time to time reasonably request.

         (b) COMPLIANCE WITH LAWS AND REGULATIONS ETC. Comply in all material respects, with the Laws and Regulations, the noncompliance with which might result in a Material Adverse Change.

         (c) PAYMENT OF TAXES AND CLAIMS. Pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets.

         (d) MAINTENANCE OF PROPERTIES; BOOKS AND RECORDS. Maintain or cause to be maintained:

              (1) in good repair, working order and condition all properties and assets material to the continued conduct of the business of Borrower, and from time to time make or cause to be made all necessary repairs, renewals and replacements thereof; and

              (2) proper books, records and accounts in which full, true and correct entries in accordance with GAAP consistently applied are made of all financial transactions and matters involving its assets and business.

         (e) MAINTENANCE OF EXISTENCE. Maintain and preserve its existence and all rights, privileges, qualifications, permits, licenses, franchises and other rights material to its business.

         (f) FURTHER ASSURANCES. Execute and deliver at any time and from time to time any and all instruments, agreements and documents, and shall take such other action as Lender reasonably requires to maintain, perfect or insure Lender's security provided for under the Loan Documents, including, without limitation, the execution of amendments to the Loan Documents.

         (g) MANAGEMENT. At all times ensure that Edward J. Havlik remains employed as President of United Homes, involved in the day to day operations of the Borrower.

    Section 5.3. NEGATIVE COVENANTS. So long as any amount payable hereunder or any other Loan Document still remains unpaid or Lender shall have any commitment to disburse the Loan hereunder, Borrower shall not, unless Lender shall otherwise consent in writing:

         (a) LIENS. Subject to the rights of the Borrower pursuant to the Loan Agreement Supplements, create, assume or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon the collateral for the Loan assigned to Lender by Borrower pursuant to the Project Security Instruments or the Model Homes Security Instruments.

         (b) SALES, ETC. OF ASSETS; OWNERSHIP OF COLLATERAL. Sell, lease, transfer or otherwise dispose of (i) all or substantially all of its assets (in a single transaction or a series of related transactions), or (ii) any of the collateral for the Loan assigned to Lender pursuant to the Project Security Instruments or the Model Homes Security Instruments, except as permitted by the Loan Agreement Supplements.

         (c) TRANSFERS, PLEDGES OR LOANS OF ASSETS. Agree to any transfer, pledge or loan of assets, other than to entities controlled by and consolidated with (for reporting purposes) United Homes, except that the Borrower shall be permitted to pledge assets to other lenders of the Borrower in the normal course of business; provided however that in no event shall the Borrower be allowed to grant subordinate liens or security interests on the Projects or the Model Homes.

         (d) CHANGE IN NATURE OF BUSINESS. Make any change in the nature of its business as carried on at the date hereof.

         (e)  LAND BANKING OR LAND SPECULATION.   Permit the use of Loan
    proceeds for Land Banking or Land Speculation.

         (f) USE OF PROCEEDS. Use any part of the proceeds of the Loan to (i) purchase or carry any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), (ii) repay or otherwise refinance indebtedness of Borrower or others incurred to purchase or carry any margin stock, (iii) extend credit for the purpose of purchasing or carrying any margin stock, or (iv) acquire any security in any transaction that is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

    Section 5.4. FINANCIAL COVENANTS. Borrower shall comply with, or ensure compliance with, each of the following financial covenants:

         (a) NET WORTH. United Homes shall, on a consolidated basis, at all times maintain a Net Worth equal to or in excess of (i) prior to September 30, 1996, Eight Million Dollars ($8,000,000) and (ii) on and after September 30, 1996, Ten Million Dollars ($10,000,000).

         (b) LIMITATION ON DISTRIBUTIONS. United Homes shall not distribute dividends, bonuses or profit participations to officers or stockholders greater than thirty percent (30%) of year-end, audited, pre-tax profits generated in any one year.

         (c) RATIO OF LIABILITIES TO ADJUSTED NET WORTH. At all times, the ratio of United Homes' total liabilities (reported on a consolidated basis) to its Adjusted Net Worth shall not exceed 4.0 to 1.0.

    Section 5.5. INSURANCE. Borrower shall maintain or cause its contractors to maintain the insurance required by the terms of this Loan Agreement and shall deposit with Lender original, duplicate original or certified copies of insurance certificates issued by insurance companies with current Best's Key Ratings of not less than A/IX and written in form and content acceptable to Lender, providing the following minimum insurance coverages:

         (a) For each Project, all-risk course of construction insurance (non-reporting form) in the minimum amount of the proposed construction cost for such Project on a replacement cost basis against loss or damage by hazards customarily included within "extended coverage" policies, and any other risks or hazards which in Lender's reasonable judgment should be insured against, with a Lender's Loss Payable Endorsement naming Lender as an additional insured together with a full replacement cost endorsement (without provisions for co-insurance).

         (b) "Comprehensive General Liability" insurance in the minimum "general aggregate" amount of Two Million Dollars ($2,000,000), in the minimum "occurrence" limit of One Million Dollars ($1,000,000) and in the minimum "umbrella" amount of Ten Million Dollars ($10,000,000), all against claims for "personal injury" liability, including bodily injury, death or damage to the project liability, including completed operations and contractual liability and also including owners' and contractors' protective coverage naming Lender as an additional insured.

         (c) Workers' compensation insurance as prescribed by the laws of each state in which the Borrower is required to maintain such insurance, and employers' liability with limits as prescribed by law.

         (d) For each Project, flood insurance in the maximum amount of the Project Amount or the maximum coverage available, whichever is less, designating Lender as payee, or evidence satisfactory to Lender that the Project is not located within an area designated as within the 100 year flood plain under the National Flood Insurance Program.

         (e) Insurance with respect to its properties, assets and business against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, all in accordance with reasonably prudent industry standards.

    Each policy of insurance required under this SECTION 5.5 shall contain the "standard non-contributory mortgagee clause" and the "standard lenders' loss payable clause," or their equivalents, in favor of Lender, and shall provide that it shall not be modified or canceled without thirty (30) days' prior written notice to Lender. Borrower shall also furnish Lender with receipts for the payment of premiums on such policies or other evidence of such payment reasonably satisfactory to Lender. In the event Borrower does not deposit with Lender a new policy of insurance with evidence of payment of premiums thereon at least thirty (30) days prior to the expiration of any expiring policy, then Lender may, but shall not be obligated to, procure such insurance, and Borrower shall pay the premiums thereon to Lender promptly upon demand. Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurers or payment of losses, and Borrower hereby expressly assumes full responsibility therefor and all liability related thereto, if any.

                                      ARTICLE VI
                            EVENTS OF DEFAULT AND REMEDIES

    Section 6.1. EVENTS OF DEFAULT. The occurrence and continuance of any of the following events shall constitute an "Event of Default" hereunder:

         (a) Borrower shall fail to pay any installment of principal on the Loan when due, whether at stated maturity, as a result of a mandatory prepayment requirement, upon acceleration or otherwise, or pay when due any interest, fees or other amounts payable hereunder or under the other Loan Documents; or

         (b) any representation or warranty made by Borrower herein or in any other Loan Document shall at any time be incorrect in any material respect; or

         (c) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Loan Agreement or any other Loan Document (other than failure described elsewhere in this SECTION 6.1), and such failure shall remain unremedied for thirty (30) days after notice thereof from Lender to Borrower; provided that in the event Borrower commences and is diligently pursuing to completion action to cure the failure, such thirty (30) day period may be extended for such period of time as is necessary to cure the failure, but in no event longer than one hundred twenty (120) days from the date of the Lender's notice; provided further however, that in the event (i) Lender determines that the failure to immediately declare an Event of Default could materially and adversely harm the rights of the Lender hereunder or under any other Loan Document, or the rights of the Lender with respect to the collateral pledged to secure the Loan, or (ii) Lender reasonably determines that the failure to perform or observe the terms of this Loan Agreement or any other Loan Document cannot be remedied with the passage of one hundred twenty (120) days, then Lender may declare an immediate Event of Default in its notice given pursuant to this SECTION 6.1(c); or

         (d) Borrower shall assert the invalidity or unenforceability of any Loan Document or any Loan Document shall be adjudicated to be invalid or unenforceable in any material respect; or

         (e) Borrower shall fail to pay any Debt, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt and such failure could result in a Material Adverse Change; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to pay, default or event and such failure could result in a Material Adverse Change and results in the acceleration, or permits the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or is required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof, and the effect of such required payment could result in a Material Adverse Change; or

         (f) Borrower shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate such party as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of such party's Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for such party or for any substantial part of such party's property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days (whether or not consecutive), or any of the actions sought in such proceeding (including, without, limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Borrower shall take any action to authorize any of the actions set forth above; or

         (g) any event of default (however described) under any other Loan Document shall occur and not be cured within the applicable grace period; or

         (h) any Project Security Instrument or any Model Home Security Instrument, for any reason, ceases to create a valid and perfected first priority lien on or in the Land or other collateral relating thereto as described in the Loan Documents, or Borrower shall so state in writing; or

         (i)  the dissolution or winding up of Borrower; or

         (j) any judgment or order for the payment of money in excess of One Hundred Thousand Dollars ($100,000), singularly or in the aggregate, shall be rendered against Borrower, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, or (ii) there shall be a period of fifteen (15) days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (k)  a Material Adverse Change shall occur; or

         (l) the Borrower shall fail to comply with any of the financial covenants set forth in SECTION 5.4.

    Section 6.2. REMEDIES. Upon the occurrence of any Event of Default, the following provisions shall apply:

         (a) if such event is an Event of Default specified in SECTION 6.1(f), Lender's commitment to fund the Loan shall terminate and the indebtedness evidenced by the Note shall and any other amounts payable under this Loan Agreement and the other Loan Documents shall immediately and automatically become due and payable; and

         (b) if such event is any event other than an Event of Default described in SUBPARAGRAPH (a) above, Lender may, at its option:

              (1) by notice to Borrower, terminate its commitment to fund the Loan and declare the Loan, all interest thereon, and all other amounts payable under this Loan Agreement and the other Loan Documents to be due and payable, whereupon the Loan, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; and/or

              (2) exercise any and all rights and remedies available to Lender under the Loan Documents or at law or in equity, including, without limitation, the right to foreclose or otherwise realize upon all or any part of the collateral securing Borrower's obligations and to proceed against Borrower and/or any other Person liable with respect to the obligations under the Loan Documents.

    Section 6.3. AUTHORIZATION TO APPLY ASSETS TO PAYMENT OF LOAN. The Borrower hereby authorizes the Lender, following the occurrence of an Event of Default, without notice or demand, to apply any property, balances, credits, accounts or moneys of the Borrower or any Affiliate of the Borrower then in the possession of Lender, or standing to the credit of the Borrower or any Affiliate of the Borrower, to the payment of the Loan.

                                     ARTICLE VII
                                    MISCELLANEOUS

    Section 7.1. SUCCESSORS AND ASSIGNS; NO ASSIGNMENT BY BORROWER. The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Borrower may not assign or transfer any of its rights or obligations under this Loan Agreement or any of the other Loan Documents without the prior written consent of Lender.

    Section 7.2. NOTICES. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means:

         (a)  personal delivery;

         (b)  reputable overnight courier service;

         (c) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or

         (d) registered or certified, first class mail, return receipt requested. Any notice, demand or request sent pursuant to SUBSECTION (a) OR (c) hereof shall be deemed received upon such personal delivery or upon dispatch by electronic means, and if sent pursuant to SUBSECTION (d) shall be deemed received three (3) days following deposit in the mail, and if sent pursuant to SUBSECTION (b) shall be deemed received on the next Business Day following delivery to the courier service.

    The addresses for notices are as follows:

         To Lender:        Residential Funding Corporation
                           8400 Normandale Lake Boulevard
                           Minneapolis, Minnesota  55437
                           Attention:  Managing Director
                                       Construction Finance
                           Telephone No.: (612) 832-7435
                           Telecopier No.:  (612) 832-7254

         With a copy to:   Residential Funding Corporation
                           8400 Normandale Lake Boulevard
                           Minneapolis, Minnesota  55437
                           Attention:  General Counsel
                           Telephone No.: (612) 832-7415
                           Telecopier No.:  (612) 832-7190

         To Borrower:      United Homes, Inc.
                           2100 Golf Road, Suite 110
                           Rolling Meadows, Illinois 60008-4220
                           Attention:  Edward F. Havlik, President
                           Telephone No.: (847) 427-2450
                           Telecopier No.: (847) 427-2450

         With copies to:   United Homes, Inc.
                           2100 Golf Road, Suite 110
                           Rolling Meadows, Illinois 60008-4220
                           Attention:  William J. Crock, Jr., Vice - President
                           Telephone No.:  (847) 427-2450
                           Telecopier No.:  (847) 427-2450

                           Shefsky, Froelich & Divine, LTD
                           444 North Michigan Ave
                           Suite 2300
                           Chicago, Illinois 60611
                           David Feltman
                           Telephone No.:  (312) 836-4064
                           Telecopier No.:  (312) 527-9285

Such addresses may be changed by notice to the other parties given in the same manner as provided above.

    Notwithstanding the foregoing, all requests for disbursements of the Loan pursuant to ARTICLE II above shall be deemed received only upon actual receipt, and such requests for disbursement shall be given only to the Lender's primary addressee.

    Section 7.3. CHANGES, WAIVERS, DISCHARGE AND MODIFICATIONS IN WRITING. No provision of this Loan Agreement or any of the other Loan Documents may be changed, waived, discharged or modified except by an instrument in writing signed by the Lender and the party against whom enforcement of the change, waiver, discharge or modification is sought.

    Section 7.4. NO WAIVER; REMEDIES CUMULATIVE. No disbursement of proceeds of the Loan shall constitute a waiver of any conditions to Lender's obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to constitute an Event of Default (however described) under this Loan Agreement or any other Loan Document. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under this Loan Agreement or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any Event of Default (however described) or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof, or of any other right, power or privilege. Except as specifically provided herein, all rights and remedies existing under this Loan Agreement or any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

    Section 7.5. COSTS, EXPENSES AND TAXES. Borrower agrees to pay the costs, and all expenses incurred by Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Loan Agreement, the other Loan Documents and any other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities under this Loan Agreement and the other Loan Documents; provided however, that the Borrower shall not be obligated to pay in excess of Twenty Thousand Dollars ($20,000) with respect to the preparation, execution and delivery of this Loan Agreement.

    Borrower further agrees to pay all costs and expenses of Lender (including, without limitation, reasonable counsel fees and expenses, court costs and all other litigation expenses, including, but not limited to, reasonable expert witness fees, document copying expenses, exhibit preparation, courier expenses, postage expenses and communication expenses) in connection with the enforcement of this Loan Agreement, the other Loan Documents and any other documents delivered hereunder, including, without limitation, costs and expenses incurred in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceeding, or any refinancing or restructuring in the nature of a "workout" of the Loan Documents and any other documents delivered by Borrower related thereto. In addition, Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Loan Agreement, the other Loan Documents and the other documents to be delivered hereunder, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

    Whenever Borrower is obligated to pay or reimburse Lender for any attorneys' fees, those fees shall include the allocated costs for services of Lender's in-house counsel.

    Payment from the Borrower of amounts due pursuant to this SECTION 7.5 shall be due ten (10) days after it has received from the Lender written notice of the nature of the item for which payment is required and the amount due, other than amounts due pursuant to the last sentence of the previous paragraph which amounts shall be due on demand.

    Section 7.6. DISCLAIMER BY LENDER; NO JOINT VENTURE. Borrower acknowledges, understands and agrees as follows:

         (a) the relationship between Borrower and Lender is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility for or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of the quality, adequacy or suitability of any matter or thing submitted to Lender for its approval;

         (b) Lender owes no duty of care to protect Borrower or any other Person against negligent, faulty, inadequate or defective building or construction; and

         (c) Borrower is not and shall not be an agent of Lender for any purpose and Lender is not a joint venture partner with Borrower in any manner whatsoever.

Any approvals granted by Lender for any matters covered under this Loan Agreement shall be narrowly construed to cover only the parties and facts identified in any such approval.

    Section 7.7. INDEMNIFICATION. Borrower agrees to protect, indemnify, defend and hold harmless each Indemnified Party from and against any and all claims (including, without limitation, Hazardous Materials Claims), damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements and expenses (including, without limitation, reasonable fees and expenses of counsel and consultants and allocated costs of internal counsel) that may be incurred by or asserted against any Indemnified Party, in each case arising out of or in connection with or related to any of the following:

         (a)  the Loan, this Loan Agreement or any other Loan Document,

         (b)  the use of funds advanced under the Loan Documents,

         (c) the failure of Borrower or any other party (other than Lender) to comply fully with any and all laws applicable to it (including, without limitation, Hazardous Materials Laws), or

         (d) any use, handling, production, transportation, disposal or storage of any Hazardous Materials in, under or on any Project or Model Home or any part thereof by any Person, including, without limitation,

              (i) all consequential damages directly or indirectly arising out of (A) the use, generation, storage, discharge or disposal of Hazardous Materials by any owner or operator of said property or any Person on or about said property, or (B) any residual contamination affecting any natural resource or the environment, and

              (ii) the costs of any required or necessary repair, cleanup, or detoxification of said property and the preparation of any closure or other required plans,

whether or not an Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claims, damages, losses, liabilities, obligations, penalties, actions, judgments, suits, costs, obligations, penalties, disbursements and expenses are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the negligence or willful misconduct of the Indemnified Party.

    Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION
7.7 shall (i) survive the termination of this Loan Agreement and the other Loan Documents and the payment in full of the Loan and (ii) be in addition to the indemnification obligations contained in the Environmental Indemnities.

    Section 7.8. CONSULTANTS. Borrower shall pay any and all valid claims of any consultants, advisors, brokers or agents whom it has retained or with whom it has initiated contact with respect to the Loan who claims a right to any fees in connection with the Loan, and shall indemnify, defend and hold Lender harmless from such claims, whether or not they are valid.

    Section 7.9. GOVERNING LAW. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

    Section 7.10. TITLES AND HEADINGS. The titles and headings of sections of this Loan Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Loan Agreement.

    Section 7.11. COUNTERPARTS. This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement with the same effect as if all parties had signed the same signature page.

    Section 7.12. PARTICIPATIONS. Lender may at any time sell, assign, grant or transfer to a Participant participations in all or part of the obligations of Borrower under the Loan Documents. Without limitation of the exclusive right of Lender to enforce such obligations, Borrower agrees that each disposition will give rise to a debtor-creditor relationship of Borrower to the Participant, and Borrower authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, bankers' lien, or otherwise, against any assets of Borrower which may be in the hands of such Participant; provided however that the preceding clauses of this sentence shall not be construed to give to any Participant any rights which are in addition to the rights such Participant would derive from the participation arrangement between Lender and Participant. Borrower authorizes Lender to disclose to any prospective Participant any and all information in Lender's possession concerning Borrower, this Loan Agreement and the other Loan Documents, the Projects and Model Homes and the collateral for Borrower's obligations under the Loan Documents. The Lender shall obtain from every Participant its covenant to comply with the terms of SECTION 7.13 hereof.

    Section 7.13. CONFIDENTIALITY. Borrower and Lender shall mutually agree on the contents of any press release, public announcement or other public disclosure regarding this Loan Agreement and the transactions contemplated hereunder to be made following the mutual execution and delivery of this Loan Agreement; provided that Lender may disclose the terms hereof and give copies of the Loan Documents to assignees and Participants and to prospective assignees and Participants. If either party fails to respond to the other party in writing with either an approval or a disapproval within five (5) Business Days of a party's receipt of the other party's request for consent or approval as expressly contemplated pursuant to this SECTION 7.13, which request shall have been sent to the other party's notice addressees in the manner set forth in
SECTION 7.2, then such consent or approval shall be deemed to have been given, provided that such five (5) Business Day period shall not commence to run unless and until the other party shall have received all information, materials, documents and other matters required to be submitted to it hereunder with respect to such consent or approval and all other information, materials, documents and other matters reasonably essential to its decision process.

    Section 7.14. TIME IS OF THE ESSENCE. Time is of the essence of this Loan Agreement.

    Section 7.15. NO THIRD PARTIES BENEFITTED. This Loan Agreement is made and entered into for the sole protection and legal benefit of Borrower, Lender and the Participants and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Loan Agreement or any of the other Loan Documents. Lender shall not have any obligation to any Person not a party to this Loan Agreement or the other Loan Documents.

    Section 7.16. SEVERABILITY. The illegality or unenforceability of any provision of this Loan Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Loan Agreement or any instrument or agreement required hereunder.

    Section 7.17. JURISDICTION. Any legal action or proceeding with respect to this Loan Agreement or any of the other Loan Documents may be brought in the courts of the State of Illinois or of the United States for the Northern District of Illinois , and by execution and delivery of this Loan Agreement, each of Borrower and Lender consents, for itself and in respect of its property, to the jurisdiction of those courts. Each of Borrower and Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniensm which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Loan Agreement or any document related hereto. Borrower and Lender each waive any personal service of any summons, complaint or other process, which may be made by any other means permitted by Illinois law. Nothing in this SECTION 7.17 shall affect the right of Lender to serve legal process in any other manner permitted by law or limit the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

    Section 7.18. WAIVER OF JURY TRIAL. BORROWER AND LENDER WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES

FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    Section 7.19. INTERPRETATION. This Loan Agreement and the other Loan Documents shall not be construed against Lender merely because of Lender's involvement in the preparation of such documents and agreements.

    Section 7.20. ENTIRE AGREEMENT. This Loan Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Borrower and Lender and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof except for any prior arrangements made with respect to the payment by Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Lender.

    Section 7.21. JOINT AND SEVERAL LIABILITY. Borrower consists of United Homes, United Arizona, United Illinois and United Michigan, each of which shall be jointly and severally liable to Lender for the faithful performance of this Loan Agreement and the other Loan Documents.

    Section 7.22. RELEASES OF MODEL HOMES. Borrower may from time to time request that Lender release one or more Model Homes from the lien of the Deed of Trust and the other Model Home Security Instruments encumbering such Model Homes. Lender agrees that it will execute a partial release that releases Lender's lien on such Model Home pursuant to the Deed of Trust and the documents executed pursuant thereto, provided that in all instances the following conditions precedent shall have been satisfied:

         (a) Lender shall have received a written notice requesting the partial release no fewer than five (5) Business Days prior to the date on which the partial release is to be effective, which notice shall specify
    (i) the specific Model Homes to be released, (ii) if such release is being requested in connection with a sale of the Model Homes, the Persons to whom such Model Homes are being sold, which Person shall not be an Affiliate of the Borrower, and (iii) the Lender's Release Prices therefor;

         (b)  Lender shall have received evidence satisfactory to Lender that
    (i) the closing of the sale and/or release of such Model Home shall be conducted through an escrow with a title company satisfactory to Lender, and (ii) such title company shall have been instructed, which instructions shall have been acknowledged and agreed to by such title company and which cannot be changed or supplemented without Lender's written concurrence, not to record Lender's partial release until such title company receives in respect of such release an amount equal to Lender's Release Price for such Model Home and is irrevocably committed to disburse such amount to Lender;

         (c) Lender shall have received executed originals of all instruments, agreements and other documents, if any, in form and substance satisfactory to Lender, which Lender determines are necessary or appropriate, to evidence and/or effectuate the partial release and to modify the Project Documents as a result thereof; and

         (d) Lender shall have received evidence satisfactory to Lender that Borrower has satisfied all conditions precedent in the Project Documents relating to the release of the Model Homes.

    In connection with each release of a Model Home, provided all conditions to such release have been met, Lender agrees to provide to the title insurance company an estoppel letter, in form and substance satisfactory to Lender, specifying the Lender's Release Price.

    Section 7.23. LENDER'S CONSENT TO CERTAIN MATTERS. The Lender agrees that it shall not unreasonably withhold or delay its consent to matters relating to this Loan Agreement, the Projects or the Project Documents; provided however, that the foregoing shall not apply to (i) the provisions of SECTION 2.11 and notwithstanding the foregoing, the Lender may, in its sole and absolute discretion, approve or disapprove any requested extension of the Approval Period, (ii) the provisions of SECTION 3.1 and notwithstanding the foregoing, the Lender may, in its sole and absolute discretion, approve or disapprove any proposed project for inclusion as a Project or (iii) any other matter with respect to which Lender determines that its consent could materially and adversely harm the rights of the Lender hereunder or under any other Loan Document, or the rights of the Lender with respect to the collateral pledged to secure the Loan.

    IN WITNESS WHEREOF, Lender and Borrower have caused this Loan Agreement to be duly executed and delivered as of the date first above written.


                                       LENDER:

                                       RESIDENTIAL FUNDING CORPORATION,
                                       a Delaware corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------


                                       BORROWER:

                                       UNITED HOMES, INC.,
                                       an Illinois corporation

                                       By:
                                           ------------------------------------


                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                                       UNITED HOMES, INC.,
                                       an Arizona corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                                       UNITED HOMES OF ILLINOIS, INC.,
                                       an Illinois corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                                       UNITED HOMES OF MICHIGAN, INC.,
                                       a Michigan corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                             EXHIBIT A TO  LOAN AGREEMENT

                   CONDITIONS TO OBLIGATION OF LENDER TO MAKE LOAN


    The obligation of the Lender to make the Loan is conditioned upon the Lender having received, in form and substance satisfactory to Lender, each of the following:

    1.   Executed originals of this Loan Agreement and the Note.

    2. A favorable opinion from counsel for Borrower with respect to the following:

         (a) United Homes and United Illinois are each duly organized, validly existing and in good standing as corporations under the laws of the State of Illinois. United Arizona is duly organized, validly existing and in good standing as a corporation under the laws of the State of Arizona. United Michigan is duly organized, validly existing and in good standing as a corporation under the laws of the State of Michigan. Each of United Homes, United Arizona, United Illinois and United Michigan are each duly qualified to do business and in good standing in every jurisdiction where its business or properties require such qualification and has all requisite power and authority to own and operate its properties and to carry on its business as now conducted.

         (b) Borrower has the power and authority to execute and deliver, and perform its obligations under, the Loan Documents.

         (c) The execution, delivery and performance by Borrower of the Loan Agreement and the Note have been duly authorized by all necessary action and do not and will not (i) contravene the charter documents of United Homes, United Arizona, United Illinois or United Michigan; (ii) contravene any law, rule or regulation or, to such counsel's knowledge, any order, writ, judgment, injunction or decree or any contractual restriction binding on or affecting the Borrower; (iii) require any approval or consent of any partner or any other Person other than approvals or consents which have been previously obtained and disclosed in writing to Lender; (iv) to such counsel's actual knowledge, result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or its properties may be bound or affected; or (v) to such counsel's actual knowledge, result in, or require the creation or imposition of, any lien of any nature (other than the liens contemplated hereby) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; and, to such counsel's knowledge, the Borrower is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree or contractual restriction or any such indenture, agreement, lease or instrument.

         (d) The Loan Agreement and the Note have been duly executed and delivered and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

         (e) To such counsel's knowledge, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Loan Agreement or the Note or any other document executed pursuant thereto or in connection therewith.

         (f) To such counsel's actual knowledge, there is no pending or threatened action, suit, proceeding or arbitration against or affecting Borrower or any of its Affiliates before any court, governmental agency or arbitrator which, if adversely determined, would result in a Material Adverse Change.

         (g)  Such other opinions as Lender shall request.

    4. Copies of the Articles of Incorporation, By-Laws and a Certificate of Good Standing for each of United Homes, United Arizona, United Illinois and United Michigan.

    5. Copies of the resolutions adopted by each of United Homes, United Arizona, United Illinois and United Michigan authorizing the Borrower to obligate itself with respect to the Loan and authorizing certain officers to execute and deliver this Loan Agreement and the other Loan Documents.

    6. Subject to the terms of SECTION 7.5 payment of all costs and expenses incurred by Lender, including, without limitation, the fees and costs of its legal counsel, in connection with the preparation, execution and delivery of this Loan Agreement, the Note and the forms of the other Loan Documents.

    7. Evidence satisfactory to the Lender that Borrower has approved the forms of the Project Documents and Model Home Documents approved by Lender.

                             EXHIBIT B TO LOAN AGREEMENT

                                 PROJECT REQUIREMENTS

ENTITLEMENT RISK    Land must be through all discretionary zoning and approvals.

BY GEOGRAPHICAL     The Projects must be located in the Chicago land area, the Phoenix
REGION              suburbs or western Michigan.

FINAL PRICE POINT   Entry-Level                        50% - 100%
                    First move-up                       0% -  50%
                    Second move-up                      0% -  30%
                    Other                               0% -  10%

                    Maximum value per Unit of $300,000

DEVELOPMENT LIFE    The maximum proforma lifetime of a Project shall not exceed thirty
CYCLE               (30) months from the date of the first disbursement of proceeds of the Loan for the Project to full repayment, with all outstanding borrowings due and payable on the Project Maturity Date.  The
                    Development Work and/or the Construction Improvements must commence within four (4) months of the date of the first
                    disbursement of proceeds of the Loan for the Project.  Development of raw, but entitled land, is anticipated only for the
                    construction of residential "for sale" Units by the Borrower.  The sale of lots to third party builders or developers must be approved by the Lender.

MAXIMUM PER         No more than Five Million Dollars ($5,000,000) of the Loan may be
PROJECT             committed to any Project.

PROJECT SIZE        Based on the absorption rate projected in the Appraisal Report,
LIMITATIONS         the size of the Project shall not exceed the number of Units which can be absorbed prior to the Project Maturity Date, with an absolute cap of 125 Lots per Project.


START LIMITATIONS   Construction of the Units will be limited to (i) an agreed upon number of Project Model Homes as set forth in the Project
                    Commitment, plus (ii) 100% of Units for which there exists a Sales
                    Agreement, plus (iii) an amount of Spec Units equaling up to three
                    (3) months of Unit absorption, based on the absorption rate projected in the Appraisal Report.  (Exceptions to the above start limitations will be considered for attached dwelling Projects containing numerous Units in one building and for winter
                    construction which requires pouring of slabs to enable spring production).  Phasing of the Development Work will be determined based upon the economics of the Project and its physical
                    requirements.

STALE UNITS         Any Unit, exclusive of Project Model Homes, which has not been repaid within twelve (12) months of the commencement of
                    construction on said Unit, must be repaid.

LOAN TO VALUE       The Project Amount shall be an amount which results in the Loan to
RATIO:              Value Ratio being equal to or less than eighty percent (80%).

                             EXHIBIT C TO LOAN AGREEMENT

                            PROJECT UNDERWRITING DOCUMENTS


A.  GENERAL PROJECT INFORMATION:

    1.    Summary description of proposed project.
    2.    Purchase contract for Land or Lots.
    3.    Project profitability summary
    4.    Source and use of funds statement.
    5. Cash flow analysis, which shall include the proposed Budget (including a line item cost breakdown and breakdown between costs of acquisition of the Land or Lots, costs related to Development Work and costs related to Construction Improvements) and the proposed Construction Progress Schedule.
    6. Market report supporting absorption rates and information on the various model types of the Homes.
    7. Appraisal Report(s) setting forth (i) a Value for the proposed project equal to or greater than that required by the Project Requirements and (ii) a value for each model type of Home included within the proposed project.
    8.    The plat relating to such project.
    9. Commitment for the Title Policy, including copies of all documents relating to exceptions, which Title Policy will provide mechanics' lien coverage, will have all standard exceptions deleted therefrom and will have appended thereto such endorsements as are generally required by lenders in the area in which the Project is located.
    10.   Certificates of insurance.

B.  CONSTRUCTION INFORMATION AND DOCUMENTS:

    1.    Site plan.
    2.    Evidence of site plan approval and proper zoning.
    3. Plans and Specifications and renderings/elevations of Plans and Specifications.
    4.    ALTA survey.
    5.    Phase I environmental report.
    6.    Soils report.
    7.    Letters regarding utility availability.
    8.    Proof of entitlement.
    9.    Building permits.

C.  PROJECT LEGAL DOCUMENTS

    1.    Proposed or recorded covenants, conditions and restrictions.
    2. If a condominium, a copy of the homeowner's association articles of incorporation, by-laws and budget.

D.  BORROWER LEGAL DOCUMENTS

    1. A resolution of the Borrower authorizing the Borrower to obligate itself with respect to the Project Documents and authorizing certain officers to execute and deliver the Project Documents.

                             EXHIBIT D TO LOAN AGREEMENT

                              FORM OF PROJECT COMMITMENT

                                [LETTERHEAD OF LENDER]


[DATE]


United Homes, Inc.
2100 Golf Road, Suite 110
Rolling Meadows, Illinois 60008-4220

    RESIDENTIAL FUNDING CORPORATION, a Delaware corporation (the "Lender") is pleased to confirm that the Lender agrees to advance, in accordance with and pursuant to the Loan Agreement referenced below, proceeds of the loan which the Lender made, on a collective basis, to UNITED HOMES, INC., an Illinois corporation, UNITED HOMES, INC., an Arizona corporation, UNITED HOMES OF ILLINOIS, INC., an Illinois corporation and UNITED HOMES OF MICHIGAN, INC., a Michigan corporation (collectively, the "Borrower") with respect to the Project specified below, substantially upon the terms outlined below. Capitalized terms used herein shall have the meanings assigned those terms in the Loan Agreement dated as of May 28, 1996 between the Borrower and the Lender.

--------------------------------------------------------------------------------
 PROJECT
--------------------------------------------------------------------------------
 PROJECT OWNER
--------------------------------------------------------------------------------
 PROJECT AMOUNT                          $_______, of which amount $_______ is
                                         the Acquisition and Development Amount
                                         and $_________ is the Construction
                                         Amount
--------------------------------------------------------------------------------
 TYPE OF PROJECT                         High Advance Rate Project /
                                         Conventionally Financed Project
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 DESCRIPTION OF PROJECT                  ACQUISITION OF LAND:  Acquisition of
                                         land for a _____ lot residential
                                         subdivision located
                                         _______________________.

                                         DEVELOPMENT WORK:  the work of
                                         development to be performed on or with
                                         respect to the Land (including,
                                         without limitation, the installation
                                         of utilities, roads and all related
                                         on-site and off-site improvements) in
                                         connection with the development of the
                                         Land for the subsequent construction
                                         thereon of Homes, all of which work
                                         and construction shall be completed by
                                         or on behalf of the Borrower in
                                         accordance with the Plans and
                                         Specifications.

                                         CONSTRUCTION IMPROVEMENTS:  the Homes
                                         which are to be constructed on or with
                                         respect to the Land by or on behalf of
                                         the Borrower in accordance with the
                                         Plans and Specifications, which
                                         improvements shall include ________
                                         [number]__________ [type] homes in a
                                         subdivision commonly known as
                                         _____________ located in ____________
                                         County, State of __________, but shall
                                         not include the Development Work.
--------------------------------------------------------------------------------
 BUDGET                                  SCHEDULE 1 attached hereto sets forth
                                         the Budget, which includes budgets for
                                         the Acquisition and Development Amount
                                         and for the Construction Amount, as
                                         well as a schedule of the Stages of
                                         the Construction Improvements.
--------------------------------------------------------------------------------
 COMMENCEMENT OF CONSTRUCTION            Construction of the Project will
                                         commence no later than ninety (90)
                                         days from the date of this Project
                                         Commitment.
--------------------------------------------------------------------------------
 PERMITTED PROJECT MODEL HOMES AND SPEC
 HOMES
--------------------------------------------------------------------------------
 PLANS AND SPECIFICATIONS
--------------------------------------------------------------------------------
 INSPECTOR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 ADDITIONAL LIMITATIONS ON
 DISBURSEMENTS
--------------------------------------------------------------------------------
 PROJECT DOCUMENTS                       Project Commitment
                                         Loan Agreement Supplement
                                         Deed of Trust
                                         Environmental Indemnity
                                         UCC-1 Financing Statement
                                         Assignment
                                         Title Policy
                                         Plans and Specifications
--------------------------------------------------------------------------------
 OTHER REQUIRED DOCUMENTS                1.  A copy of the corporate
                                         resolutions adopted by each of United
                                         Homes, United Arizona, United Illinois
                                         and United Michigan authorizing the
                                         Borrower to incur the debt related to
                                         the Project and authorizing certain
                                         officers of the Borrower to execute
                                         and deliver the Project Documents.
                                         2.  Opinion of Counsel
--------------------------------------------------------------------------------
 BUILDER'S RISK INSURANCE
--------------------------------------------------------------------------------

    This Project Commitment is conditioned upon the absence of (i) any material adverse change in the financial condition, operations or prospects of the Borrower since ________________ ___, 199___, and (ii) any material action, suit or proceeding (including, without limitation, any inquiry or investigation) pending or threatened with respect to Borrower that could have a material adverse affect on Borrower.

    The Project Documents shall be prepared by counsel to the Lender and shall be satisfactory to the Lender. Borrower shall be obligated to pay all costs and expenses incurred to satisfy all conditions precedent, whether or not any funds of the Loan are advanced with respect to the Project. The Lender shall not be responsible or liable for consequential damages which may be alleged as a result of the issuance of this Project Commitment. The provisions of this paragraph shall survive any termination of this commitment.

    Borrower agrees to indemnify and hold harmless Lender from liabilities (including costs of settlement) arising out of or resulting from the transactions contemplated by this Project Commitment, other than liabilities resulting from the negligence or willful misconduct of the Lender, and to reimburse the Lender for reasonable legal or other expenses incurred in connection with the defense or preparation of the defense of any such liability.

    The provisions of the immediately preceding two paragraphs shall survive any termination of this Project Commitment.

    This Project Commitment shall terminate unless (a) this Project Commitment is accepted by you on or before _______________, 199__, and (b) definitive Project Documents, satisfactory in form and substance to the Lender, have been entered into on or before _________ __, 199__ or such later date as is mutually agreeable to the Lender and the Borrower.

                                       Sincerely,

                                       RESIDENTIAL FUNDING CORPORATION


                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------


                                       TERMS ACCEPTED:

                                       UNITED HOMES, INC.,
                                       an Illinois corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                                       UNITED HOMES, INC.,
                                       an Arizona corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                                       UNITED HOMES, INC.,
                                       an Illinois corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                                       UNITED HOMES OF MICHIGAN, INC.,
                                       a Michigan corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                           SCHEDULE 1 TO PROJECT COMMITMENT

                                        BUDGET

                             EXHIBIT E TO LOAN AGREEMENT

                              FORM OF EXTENSION REQUEST


Residential Funding Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

Attention:    Managing Director, Construction Finance

Gentlemen/Ladies:

    In accordance with SECTION 2.11 of that certain Loan Agreement dated as of May 28, 1996 (the "Loan Agreement"), between the undersigned and you, the undersigned hereby notifies you of its election to request a twelve-month extension of the Approval Period (as that term is defined in the Loan Agreement) to ______________, 199__.

    Please indicate Lender's consent to such six-month extension by signing the attached copy of this letter in the space provided below and returning the same to the undersigned.

                                       Very truly yours,

                                       BORROWER:

                                       UNITED HOMES, INC.,
                                       an Illinois corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                                       UNITED HOMES, INC.,
                                       an Arizona corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                                       UNITED ILLINOIS, INC.,
                                       an Illinois corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------


                                       UNITED HOMES OF MICHIGAN, INC.,
                                       a Michigan corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                                 CONSENT TO EXTENSION

    RESIDENTIAL FUNDING CORPORATION (the "Lender"), as lender under the Loan Agreement dated as of May 28, 1996 between the Lender and UNITED HOMES, INC., consents to the extension of the Approval Period to May 28, 199__.


                                       RESIDENTIAL FUNDING CORPORATION,
                                       a Delaware corporation


                                       By:
                                          -------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                             EXHIBIT F TO LOAN AGREEMENT

                    FORM OF MODEL HOME DRAW REQUEST CERTIFICATION


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

MODEL HOME DRAW REQUEST NUMBER _____

[DATE]

LENDER:            RESIDENTIAL FUNDING CORPORATION

BORROWER:          UNITED HOMES, INC.
                   UNITED HOMES, INC.
                   UNITED HOMES OF ILLINOIS, INC.
                   and
                   UNITED HOMES OF MICHIGAN, INC.

MODEL HOME(S):     [name(s) and location(s)]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    Reference is made to that certain Loan Agreement dated as of May 28, 1996 between Lender and Borrower (as amended or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement, unless the context shall require otherwise.

    Borrower requests Lender to disburse to the Borrower the proceeds of the Loan to refinance the Model Home(s) listed above, as detailed in the attached
SCHEDULE 1.

    In connection with such requested disbursement, Borrower hereby represents, warrants and certifies to Lender as follows:

          (a) No Event of Default or Potential Default presently exists under the Loan Agreement or any other Loan Document.

          (b) All of the representations and warranties of Borrower under the Loan Agreement and the other Loan Documents are hereby remade and restated.

          (c) With respect to the Loan:

              (i) the Borrower has satisfied all conditions precedent to the refinancing of the Model Home(s) as set forth in the Loan Documents;

              (ii)    the Loan Documents are in full force and effect; and

              (iii) the Loan is secured by a first priority lien on the Model Homes(s) and the other collateral described in the Loan Documents.

          (d) All insurance required to be maintained by Borrower remains in full force in effect, of the types, in the amounts and issued by insurers as previously approved by Lender.

          (e) The Model Home Amount for each Model Home covered by this
    Draw Request does not exceed seventy five percent (75%) of the Value of the Model Home.

          (f) The proceeds of the Loan disbursed pursuant to this Model Home Draw Request Certification will be used soley to refinance the specified Model Homes.

                                       BORROWER:

                                       UNITED HOMES, INC. ,
                                       an Illinois corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                                       UNITED HOMES, INC.,
                                       an Arizona corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                                       UNITED HOMES OF ILLINOIS, INC.,
                                       an Illinois corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------


                                       UNITED HOMES OF MICHIGAN, INC.,
                                       a Michigan corporation

                                       By:
                                           ------------------------------------

                                       Printed Name:
                                                     --------------------------

                                       Title:
                                              ---------------------------------

                      [NAME(S) AND LOCATION(S) OF MODEL HOME(S)]

                                    SCHEDULE 1 TO
                  MODEL HOME DRAW REQUEST CERTIFICATION NUMBER ____

             [Borrower to attach its schedule setting forth the amounts requested to be disbursed.]